                                                                    EXHIBIT 99.2
1 SHARE PURCHASE AGREEMENT-LONG FORM

INDEX

1      Parties
2      Recitals
3      Definitions and interpretation
4      Sale and purchase of shares
5      Consideration
6      Conditions
7      Completion
8      Vendors' Loans or Repayment of Group indebtedness
9      Warranties
10     Covenant up to Completion
11     Release of guarantees
12     Pensions
13     Non-competition
14     Costs
15     Notices
16     Governing Law and Jurisdiction
17     Publicity
18     General
19     Vendors Protection Provisions
20     Tecron Pension
21     Arbitration




Schedule 1    Vendors' shares consideration and vendors' loans
Schedule 2    The Company
Schedule 3    The Subsidiaries
Schedule 4    The Properties
Schedule 5    Tax Deed
Schedule 6    Warranties
Schedule 7    Pensions
Schedule 8    Environmental Authorisations
Schedule 9    Vendors Protection Provisions

THIS AGREEMENT is made the 21st day of March 1997

1      Parties

1.1 The persons whose names and addresses are set out in Schedule 1 ('the Vendors')

1.2 ROTEC CHEMICALS LIMITED Registration Number 1559052 whose registered office is at 24 Norris Way Wellingborough Road Rushden Northants NN10 6BP ('the Company')

1.3.   ICO, Inc a Texas Corporation whose principal office is at   11490
       Westheimer Suite 1000 Houston Texas 77077 USA ('the Purchaser' which expression shall where the context so admits include its successors and assigns')

2      Recitals

2.1 The Company is a private company limited by shares and at the date of this agreement has an authorised share capital of L.10,000 divided into 10,000 Ordinary Shares of L.1 each of which 1143 have been issued are fully paid or credited as fully paid and are registered in the names of the Vendors and short details of the Company are set out in Schedule 2

2.2 The Vendors are beneficially entitled to the shares in the numbers set out in Schedule 1 and have the right to sell or procure the sale of them free from all liens charges and incumbrances

2.3    (Intentionally omitted) ("io")

2.4 Other than disclosed in the Disclosure Letter the Company is the beneficial owner (directly or indirectly) of the whole of the issued share capital in each of the companies listed in Schedule 3 ('the Subsidiaries'). The

       Subsidiaries are the only subsidiaries" of the Company

2.5 The Vendors have agreed with the Purchaser to sell or procure the sale to it of the Shares as hereinafter defined on the terms but subject to the conditions of this agreement

NOW IT IS AGREED as follows:

3      Definitions and interpretation

3.1 In this agreement and in the schedules (unless the context otherwise requires) the following words and expressions shall have the following meanings:

       3.1:1  'the Accounting Date' means 31st December 1996

       3.1.2  (io)

       3.1:3  'Associate' means in relation to any Vendor:

       3.1:3.1       his issue spouse brother sister or parent or

       3.1:3.2 any company with which he or any of his relatives as detailed in 3.1:3.1 above is or may be associated 'associated' shall have the meaning ascribed to it in the Companies Act 1985 (Section 346)or

       3.1:3.3 any partnership of which he is a member and for the purposes of 3.1:3.2 above

       3.1:4   'the Audited Accounts"' means the audited accounts of the
       Company and the Subsidiaries for the accounting reference period ended on the Accounting Date (a copy of which has been included in the Disclosure Letter) comprising inter alia a balance sheet profit and loss account notes auditors' and directors' reports and a statement of the source and application of funds

       3.1:5   'CAA 1990' means the Capital Allowances Act 1990

       3.1:6   'the Companies Acts' means the Companies Acts 1985 and 1989 the
       Criminal Justice Act 1993 (in relation to Insider Dealing) the Companies Consolidation (Consequential Provisions) Act 1985 and the Financial Services Act 1986

       3.1:7   'the Completion Date' means the date of actual completion of the matters provided for in clause 7.1 and 'Completion' shall be construed accordingly

       3.1:8  (io)

       3.1:9   'the Disclosure Letter' means the letter and its annexures to be delivered before the Completion Date and addressed by the Vendors' Solicitors to the Purchaser's Solicitors disclosing various matters relative to the Warranties

       3.1:10 'Environmental Legislation' means all national or local statutes codes or other laws or legislation concerning health safety or matters related to pollution or protection of the environment and all decisions rules regulations ordinances orders notices and directives of the European Community the United Kingdom Parliament and other official bodies having jurisdiction in respect of such matters

       3.1:11 'Environmental Authorisations' means the permits consents licences authorisations and approvals required by any Group Company under the Environmental Legislation and detailed in Schedule 8

       3.1:12 'Group Company' means the Company and (as the context requires) the Subsidiaries and each or any of them

       3.1:13 'ICTA 1988' means the Income and Corporation Taxes Act 1988

       3.1:14 'IHTA 1984' means the Inheritance Tax Act 1984

       3.1:15 'Incumbrance' means any mortgage charge (whether fixed or floating) pledge lien option right of pre-emption right of retention of title or any other form of security interest or any obligation (including any conditional obligation) to create any of the same

       3.1:16 'Management Accounts' means the unaudited profit and loss accounts of the Company and the Subsidiaries for the period ended on 31st January 1997

       3.1:17 'the Properties' means the freehold and leasehold properties short particulars of which are contained in Parts I and II of Schedule 4 and 'Property' shall mean any of them

       3.1:18 'the Purchaser's Solicitors' means Tallents Godfrey & Co of 3 Middlegate Newark Nottinghamshire NG24 1AQ (MDX 11801 Newark)

       3.1:19 'the Revenue' means all fiscal authorities (national municipal or local) whether of the United Kingdom or elsewhere

       3.1:20 'the Shares' means the 1143 issued ordinary shares of L.1 each in the share capital of the Company details of which appear in clause 2.1

       3.1:21  (io)

       3.1:22  'the Subsidiaries' means those companies referred to in clause
       2.4 short details of which are set out in Schedule 3 and 'Subsidiary' shall mean any one of them

       3.1:23 'Taxation' or 'Tax' means any form of taxation duty levy impost charge national insurance or other similar contribution or rates whether created or imposed by any governmental state federal local municipal or other body and whether in the United Kingdom or elsewhere (including without limitation any obligation to repay in whole or part any payment for group relief or for the surrender of advance corporation tax) and also including any related penalty interest fine or surcharge

       3.1:24 'the Tax Deed"' means the tax deed referred to in clause 7.1:1.9 below

       3.1:25 'TCGA 1992' means the Taxation of Chargeable Gains Act 1992

       3.1:26 'VATA 1994' means the Value Added Tax Act 1994

       3.1:27  (io)

       3.1:28 'the Vendors' Solicitors' means Toller Hales & Collcutt of 55 Headlands Kettering NN15 7EY (MDX 12801 Kettering)

       3.1:29 'the Warranties' means the representations warranties and undertakings given by the Vendors referred to in clause 9 and Schedule 6

3.2 Expressions in the singular shall include the plural and in the masculine shall include the feminine and vice versa and references to persons shall include corporations and vice versa

3.3 References to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended or re-enacted or as their operation is modified by any other statute or statutory provision (whether before or after the date of this agreement) and shall include any provisions of which they are re-enactments (whether with or without modification) and shall include subordinate legislation made under the relevant statute

3.4 References to recitals clauses and schedules are references to recitals and clauses of and schedules to this agreement

3.5 All obligations expressed to be given or entered into by the Vendors or resulting from the execution of or breach of the provisions of this agreement (including without limitation any of the Warranties proving to be untrue or misleading or being breached) shall be deemed to be given undertaken or entered into by them jointly and severally

3.6 Expressions defined in ICTA 1988 TCGA 1992 or in the Companies Acts shall wherever used in this agreement have the meanings given to them in the relevant statute (unless the context otherwise requires) and in the case of any inconsistency the defined terms used in the Companies Acts shall prevail

3.7 The headings used in this agreement are inserted for convenience only and shall not affect its construction or interpretation

3.8    The Schedules form part of this agreement

4      Sale and Purchase of The Shares

4.1    Subject to the terms of this agreement:

       4.1:1 each of the Vendors shall with full title guarantee sell or procure the sale of and

       4.1:2 the Purchaser (relying on the representations warranties undertakings and indemnities by the Vendors in this agreement) shall purchase the Shares free from all claims or Incumbrances and with all attached or accrued rights as at the Completion Date for the consideration detailed in clause 5

       4.1:3 the Purchaser may assign the benefit of this agreement to any wholly owned subsidiary of the Purchaser but the obligation in connection herewith shall remain with the Purchaser

4.2 The Purchaser shall be entitled to all dividends and distributions declared paid or made in respect of the Shares after the Completion Date

4.3 Each of the Vendors waives any rights of pre-emption conferred on it by the articles of association of the Company over those of the Shares agreed to be sold by the other Vendors

4.4 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously

5      Consideration

5.1 Subject to any adjustment as provided by clause 6 the consideration payable for the Shares ('the Purchase Price) shall be the aggregate of:-

       5.1.1  The sum of $5,000,000 which shall be paid and satisfied by:

       (a)  $2,500,000 shall be paid in U.S. dollars in cash on the Completion
       Date

       (b) $2,500,000 shall be paid by the issue by the Purchaser to the Vendors of four hundred and twenty seven thousand three hundred and fifty one (427,351) shares the Purchaser's Common Stock ("the Consideration Shares")

5.1.2  Additional Consideration and "Earn out"

       For the purposes of this clause 'the Adjusted Net Profit' means the combined net profit after tax as disclosed in the profit and loss accounts of the Company and its Subsidiaries ('the Group') for the period 1st January 1997 to 31st December 1999 ('the Relevant Accounts') such profit and loss accounts to be prepared on the same bases and in accordance with the same policies as the Audited Accounts (including in particular any provisions for depreciation and stock) or so as to show a true and fair view of the Group's results as required by the Companies Acts and in accordance with accounting standards applicable to the United Kingdom and on bases consistent with those adopted in the two immediately prior financial years (including in particular any provisions for depreciation and stock) unless all the Vendors and the Purchaser shall prior to the date of this agreement have agreed in writing any changes in such bases and principles adjusted (unless such adjustments have already been taken into account in their preparation) as follows:

       5.1.2.1 to make proper provision for all liabilities and losses excluding extraordinary charges gains and losses as defined in Financial Reporting Standard (FRS) 3

       5.1.2.2 to be struck before charging interest payable by the Group on sums borrowed to finance any amounts distributed by way of dividend paid by reference to a record date after Completion (and to the extent any such dividend is so distributed from the Group's own cash resources the accounts shall be adjusted to take account of the consequential loss of interest earned)

       5.1.2.3 to be struck before charging emoluments payable to any nominee of the Purchaser appointed to the board of any Group Company

       5.1.2.4       to exclude:

              5.1.2.4.1 the gain or income on any transactions with Francis Ward Ltd which is outside the normal course of business or not consistent with the Company's prior business practices with Frances Ward Ltd with regard to such matters as price and volume

              5.1.2.4.2 any management or similar charges or increased expenses from the Purchaser or its subsidiaries or associated companies or partnership as a result of the Purchaser's requirements except to the extent that the same may have been agreed with all the Vendors'

       5.1.2.5       but after charging or deducting:

              5.1.2.5.1 all expenses and outgoings properly incurred in the ordinary course of business of the

                            Group

              5.1.2.5.2 all expenses of working and management directors' fees and remuneration (subject to the limitations referred to in clause 5.1.2.4)

              5.1.2.5.3 (subject as provided in 5.1.2.2) interest on borrowed money

              5.1.2.5.4 any charge of a revenue nature which ought in the reasonable opinion of the Reporting Accountants to be fairly and properly deducted

       5.1.2.6       to exclude (in accordance with the provisions of clause
                     5.2 below) profits or losses income or expenses deriving from the events or transactions referred to in clause 5.2

       5.1.2.7 to make such other adjustments as the Reporting Accountants reasonably consider to be necessary or appropriate to be taken into account it being the intention of the Vendors and Purchaser that the Relevant Accounts be prepared in accordance with the principles set out in clauses 5.1 and 5.2

       5.1.2.8 to be struck after charging a market rate of interest on loans payable to the Company or its subsidiaries by the Purchaser or any Associated Companies

5.2 In addition to those matters referred to in clause 5.1 above the Adjusted Net Profit shall be further adjusted so as to discount and exclude the effect on the Group's profits (or losses) of the following events or transactions taking place after completion:

       5.2.1 loans or payments or any other transactions made otherwise than in the ordinary course of business or otherwise than on arm's length and market terms to the Purchaser or its subsidiary or associated companies or to a partnership of which it or they are members

       5.2.2  the change of the Group's year end to 30th September

5.3 The Adjusted Net Profit shall be reported by Grant Thornton and at the Purchaser's option Price Waterhouse or their respective successors ('the Reporting Accountants') whose report ('the Report') shall (in the absence of manifest error) be conclusive and binding on the Vendors and Purchaser

5.4 The Vendors and Purchaser shall use all reasonable endeavours to procure that the Report is prepared within (three) months after the end of the financial period of the Group to which it relates

5.5 In respect of the financial period of the Group for the 3 years ended on 31st December 1999 inclusive the Purchaser shall pay to the Vendors by way of additional consideration for the Shares ('the Additional Consideration') an amount computed as follows. The Company's Adjusted Net Profit for 1st January 1997 to 31st December 1999 less L.900,000
       with the result multiplied by 1.667.   Such Additional Consideration to
       be satisfied by (a) 50% paid in cash in pounds sterling the Conversion Rates from dollars to pounds shall be the average for the five business days prior to the date referred to in clause 5.6 (b) the balance shall be paid by the issue by the Purchaser to the Vendors of sufficient shares in the Purchaser's Common Stock. The value of each such share of the Purchaser's Common Stock shall be deemed to be equal to the average closing price of the said stock on the NASDAQ Stock Market over the five business days prior to the date referred to in clause 5.6

5.6 The Additional Consideration (if any) due to the Vendors shall be paid within 28 days after the Reporting Accountants shall have issued their Report for such period.

5.7 If the Purchaser shall have given notice to the Vendors of a claim or claims in respect of any breach non-observance or non-performance of any of the provisions of or under the terms of this agreement or of any documents executed pursuant to this agreement (including without prejudice to the generality of the foregoing any claim in respect of any breach of the Warranties or under the Tax Deed) (a 'Claim' or 'Claims') the following provisions shall apply:

       5.7.1 Any amount payable to the Purchaser which shall have been agreed or finally determined or adjudged to be payable in respect of the Claim or Claims and which shall not already have been paid shall be retained by the Purchaser by way of set-off against any Additional Consideration due to the Vendors

       5.7.2 Any amount of Additional Consideration payable by the Purchaser which shall not have been agreed or finally determined or adjudged to be payable in respect of the

       Claim or Claims shall on the date on which it would have been paid to the relevant Vendor be immediately paid into an interest-bearing deposit account with Midland Bank plc opened in the joint names of the Vendors' Solicitors and the Purchaser's Solicitors ('the Claims Account') (whose respective partners will be the sole persons authorised to operate such account) who will hold such sums and shares as stakeholders (but interest will accrue on such sums for the benefit of the relevant party) and no withdrawals shall be made from such Claims Account pending the settlement or final adjudication of the relevant Claim or Claims

       5.7.3 As soon as possible following the settlement or final determination or adjudication of the relevant Claim or Claims the Vendors and the Purchaser shall instruct the Vendors' Solicitors and the Purchaser's Solicitors to make payment out of the Claims Account:

       5.7.3.1 to the Purchaser of a sum equal to the amount for which the Claim or Claims shall have been settled or for which judgment shall have been obtained together with interest on such amount at the agreed rate or statutory rate (as appropriate) until the date of payment ('the Principal Amount') and interest subject to clause 5.7.3.3 below such payment shall be made first from cash and then from shares receivable under clause 5.5

       5.7.3.2 subject to clause 5.7.3.3 below to the Vendors' Solicitors of the balance of the money standing to the credit of the Claims Account

       5.7.3.3 all payments of the Principal Amount out of the Claims Account shall carry interest accrued on such amount from the date of deposit until the date of withdrawal

       5.7.4 For the avoidance of doubt nothing contained in this clause shall prejudice the right of the Purchaser to make any claim against the Vendors in respect of any breach non-observance or non-performance of any of the provisions of or under such terms of this agreement (including without prejudice to the generality of the foregoing any claim against the Vendors in respect of any breach of the Warranties or under the Tax Deed)

5.8 The Purchase Price shall be apportioned among the Vendors in due proportion to the number of Shares registered in their respective names as detailed in Schedule 1

6      Conditions

6.1 The obligations of the Vendors to sell the Shares and of the Purchaser to purchase the Shares on the terms of this agreement are conditional upon:

       6.1:1 Clearances or exemptions being obtained under or in respect of TCGA 1992 Section 138 and ICTA 1988 Section 707

              6.1:1.1 In the event that such clearance is not obtained either as originally applied for or subsequently applied for or appealed against ('the Event') and the Vendors would become liable to pay Capital Gains Tax on the Consideration Shares referred to in clause 5.1 (b) the Purchaser reserves the right at its option to pay in addition to the Purchase Price such a sum as would compensate the Vendors for such portion of the Capital Gains Tax for which a deferral would have been available to them had they received clearance. Vendors must give notice to the Purchase promptly upon the occurrence of the Event and must keep the Purchaser informed of the status of and developments relating to the application for clearance. Notice of the Purchaser's decision shall be given to the Vendors within five days of the Purchaser receiving notice of the Event from the Vendors and such notice will be deemed to satisfy the condition described in clause 6.1:1

       6.1:2 The Purchaser being reasonably satisfied in all respects prior to Completion with the results of its enquiries into the matters disclosed by the Disclosure Letter provided that the termination by Dow Chemicals of its distribution arrangement with the Company may not be the basis for the Purchaser not being reasonably satisfied under this clause or under the Warranties in Schedule 6 nor shall it be the basis for a claim under the Warranties

6.2 6.2:1 The parties to this agreement shall use all reasonable endeavours to procure that the conditions in clause 6.1 are fulfilled by 30th April 1997

       6.2:2  This Agreement may be terminated

              6.2.2.1       By mutual agreement by the parties in
                            writing

              6.2.2.2 By the Purchaser of the condition contained in clause 6.1:2 is not satisfied or waived

              6.2.2.3 By the Vendors acting together if the Purchaser does not exercise the option in clause 6.1.1.1 above

6.3    The Purchaser represents and warrants to the Vendors that

       6.3.1 the Purchaser has passed at a meeting of its Board of Directors a resolution approving the transactions provided for in this agreement including the issue of the Consideration Shares

       6.3.2 the Consideration Shares are and will be at the time of their issue to the Vendors be fully paid validly issued non-assessable and freely transferrable (subject to clause 6.4) without any restriction pledge privilege charge encumbrance or any other similar right of a third party whatsoever

       6.3.3 The Purchaser has heretofore delivered to the Vendors copies of the Purchaser's (i) Annual Reports for the year ended 30th September 1996 (ii) Quarterly Report on Form 10-Q for the quarter ended 31st December 1996. As of their respective dates such reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Purchaser and its consolidated subsidiaries included in such reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended subject in the case of the unaudited condensed consolidated interim financial statements to normal year end adjustments and any other adjustments described therein

       6.3.4 Since 31st December 1996 (a) there has not been any adverse affect on the business and properties of the Purchaser as the result of any fire explosion accident riot civil or labour disturbance strike boycott lockout flood drought storm earthquake embargo or other casualty or act of God or the public enemy (b) there has not been any change in the financial condition assets or liabilities of the Purchaser other than changes occurring in the ordinary course of business which individually or in the aggregate have not materially adversely affected the business properties financial condition or results of operations of the Purchaser

6.4 The Vendors and each of them hereby represents warrants covenants and agrees with the Purchaser as follows:

       6.4.1 that the Consideration Shares are being acquired for investment and not with a view to the distribution or future resale of the same within 12 months of the

       Completion Date

       6.4.2 that the Consideration Shares being received under this Agreement have not been registered under the Securities Act of 1933 ("the Act") (an American Act) or the blue sky or securities laws of any state including Texas where each Vendor resides and therefore must be held until they are registered under the Act and applicable state securities laws or unless an exemption from such registration is available for any such proposed sale or transfer. The Vendors further understand that Rules 144 and 145 under the Act provide a basis for making routine sales of restricted securities without registration under the Act but only upon strict compliance with the conditions set forth in such Rules and that there can be no assurances that the conditions of such Rules will be satisfied so as to allow a proposed sale.

       6.4.3 that they will not sell pledge hypothecate or otherwise transfer any of the Consideration Shares received under this Agreement except or unless there is in effect a registration statement under the Act covering such proposed disposition and the disposition is made in accordance with such registration statement or the Vendors or each of them has notified the Purchaser of the proposed disposition and shall have furnished the Purchaser with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by the Purchaser the Vendors shall have furnished the Purchaser with an opinion of counsel reasonably satisfactory to the Purchaser that such disposition will not require registration of such shares under the Act or any State or Securities Act

       6.4.4 the Vendors acknowledge that the Purchaser has no obligation to register any of the shares

       6.4.5 the Vendors acknowledge that a legend will be placed upon certificates representing the shares purchased in substantially the following form:

              The securities represented by this Certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or (b) an opinion of counsel for the corporation that such registration is not required

7      Completion

7.1 Completion of the sale and purchase of the Shares shall take place on or before the 30th April 1997 or within 7 days of the final determination of the clearances described in clause 6.1.1 at the offices of the Purchaser's Solicitors when:

       7.1:1 The Vendors will deliver to the Purchaser:

       7.1:1.1 transfers of the Shares duly executed by the registered holders in favour of the Purchaser (or as it in writing directs) accompanied by their respective share certificates

       7.1:1.2 such waivers consents or other documents as may be required to give full title guarantee to the

                     Shares and to enable the Purchaser or its nominees to become their registered holders

       7.1:1.3 certificates in respect of all issued shares in each of the Subsidiaries and transfers of all shares in any Subsidiary held by a nominee other than the Company or another Subsidiary

       7.1:1.4 the certificates of incorporation statutory books (including minute books) common seal and all books of account and other records of the Company and the Subsidiaries complete and (where appropriate) written up to date

       7.1:1.5 the title deeds to the Properties and all ancillary documents

       7.1:1.6 the resignation of the existing directors and secretary of the Company (other than John Stuart Kliene) and of the Subsidiaries with a written acknowledgment from each that he has no claim whatever against the Company or the Subsidiaries whether in respect of compensation for loss of office damage pensions loans or otherwise

       7.1:1.7 a written acknowledgment from John Stuart Kliene who is to continue as a director after the date of Completion that he has no claim whatever against the Company or the Subsidiaries

       7.1:1.8       (io)

       7.1:1.9 a Tax Deed in the form set out in Schedule 5 duly executed by each of the Vendors and the Company and the Subsidiaries

       7.1:1.10 certificates from the Company's and Subsidiaries' bankers certifying the current and deposit account balances of the Company and of the Subsidiaries at the close of business on the last business day preceding Completion

       7.1:1.11 appropriate forms to amend the mandates given by the Company and each Subsidiary to its bankers

       7.1:1.12 written confirmation from the Vendors that there are no subsisting guarantees given by the Company or any Subsidiary in their favour and that after compliance with clause 7.1:5 none of the Vendors or their Associates will be indebted to the Company or any Group Company or vice versa

       7.1:1.13 appropriate certified minutes of the Company or each Group Company authorising execution of this agreement the Tax Deed

       7.1:1.14 original certificates of all registered trademarks patents and designs and the originals of all licences or Environmental Authorisations obtained by or issued to the Company or any Subsidiary or any other person in connection with the business carried on by it or any of them

       7.1:1.15 evidence (in a form reasonably satisfactory to the Purchaser) of the release from all charges debentures and other security interests created by the Company or any of the Subsidiaries or to which any of its or their assets is subject or (as appropriate) certificates of non-crystallisation

       7.1:1.16 such other papers and documents as the Purchaser may (by notice from the Purchaser's Solicitors to the Vendors' Solicitors given not less than 5 business days prior to Completion) reasonably require

       7.1:2 The Vendors will procure that a board meeting of the Company and of each of the Subsidiaries shall be held at which:

       7.1:2.1 such persons as the Purchaser may nominate shall be appointed as directors and the secretary of the Company and each of the Subsidiaries

       7.1:2.2 there shall be submitted and accepted the resignations of the directors and secretaries referred to in clause 7.1:1.7

       7.1:2.3       (io)

       7.1:2.4 the transfers of the Shares and shares in the Subsidiaries (subject to stamping) shall be approved for registration


       7.1:2.5 the existing bank mandates given by the Company and the Subsidiaries shall be cancelled

       7.1:2.6 the registered offices of the Company and the Subsidiaries shall be changed as the Purchaser may direct

       7.1:3.1 The Company and John Stuart Kliene Trevor Richard Brown and Ian John Mayes shall enter into service agreements and the Company and Ronald Ian Kliene will enter into a Consultancy Agreement in forms to be agreed between the Company and the before mentioned persons the terms of which shall be based upon the terms upon which the before mentioned persons are currently employed by the Company but containing reasonable non-competition clauses

       7.1.3.2 A Supply Agreement between the Company and Francis Ward Limited the material terms of which are attached hereto

       7.1:4 The Vendors shall and shall procure that their Associates shall repay all money then owing by them to the Company and/or any Subsidiary other than normal trade accounts with Francis Ward Limited (whether then due for payment or not)

       7.1:5  The Purchaser shall:

       7.1:5.1 pay or procure the payment to and in favour of the Vendors' Solicitors (whose receipt shall be a full discharge to the Purchaser) by way of bank telegraphic transfer of that part of the Purchase Price as is payable in cash

       7.1:5.2 allot and issue to the Vendors in due proportion the Consideration Shares and issue to them definitive share certificates

7.2 If in any respect the provisions of clause 7.1 are not complied with on the date for Completion set by this clause the Purchaser may:

       7.2:1   defer Completion to a date not more than 28 days
       after the date set by clause 7.1 (and so that the provisions of that clause shall apply to Completion as so deferred) or

       7.2:2   proceed to Completion so far as practicable (without prejudice to its rights under this agreement) or

       7.2:3 rescind this agreement without prejudice to any other remedy and without incurring any liability to the Vendors or any of them

8.     (io)

9      Warranties

9.1    The Vendors warrant and represent to the Purchaser:

       9.1:1  in relation to the Company and

       9.1:2   as separate warranties and representations in relation to each of the Subsidiaries as if their respective names (where the context so admits) were substituted for references to 'the Company'

       9.1:2.1       in the terms set out in Schedule 6 and

       9.1:2.2 that to the best of the knowledge and belief of the Vendors all information contained or referred to in the Disclosure Letter is true and accurate and fairly presented and nothing has been omitted which renders any of such information incomplete or misleading to the intent that:

       9.1:3   such warranties and representations shall remain in full force and effect notwithstanding Completion and

       9.1:4   so far as such warranties and representations relate in whole or in part to present or past matters of fact at Completion they shall also be deemed to constitute fundamental representations upon the faith of which this agreement has been entered into by the Purchaser

9.2 For the avoidance of doubt the Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any other clause or anything in this agreement or its Schedules

9.3 The provisions of this clause shall be without prejudice to any right which the Purchaser may have to rescind this agreement if the Purchaser discovers any material breach on the part of the Vendors prior to Completion and it shall not be a defence to any claim that the Purchaser knew or ought to have known that any matters warranted or represented were not as warranted or represented

9.4 If at any time after the Completion Date it should transpire that any of the Warranties is reasonably shown to be untrue or incorrect and has been breached then without prejudice to any other remedy available to the Purchaser the Vendors will as the Purchaser may elect either:

       9.4:1 immediately pay to the Purchaser a cash amount sufficient to compensate the Purchaser against all loss suffered by it in consequence of such breach taking into account in particular the resulting diminution as at the Completion Date in the value of the Shares or

       9.4:2 immediately pay to the Company or the relevant Subsidiary (as the case may be) by way of indemnity a cash amount equal to the diminution or shortfall in value of any of its or their assets and/or the amount of any liability (actual or contingent) which would not have been made or incurred or occasioned if the relevant matters had been as represented in the Warranties such payment:

       9.4:3 in each case to provide on a full indemnity basis for any costs and expenses incurred investigating resisting or negotiating any claim (whether successful or not) which if successful would have given rise to a liability on the part of the Vendors or any of them under this clause and

       9.4:4 in each case to have regard to the fact (as is the case) that the Purchaser enters into this agreement with the intention that the business of the Company and the Subsidiaries shall or may be continued as a going concern utilising all the assets and subject only to the liabilities to which in accordance with the terms of this agreement the Company and the Subsidiaries would on Completion be entitled and bound on the basis that all the Warranties were duly performed and fulfilled

       9.4:5 (if made under clause 9.4:1 above) to be calculated on the basis that the Company did not prior to Completion have an obligation to repay the Vendors' Loans (the net asset value of the Company being accordingly increased by an equal amount) and that the Purchase Price had been increased by an equal amount

9.5 Without limitation to the provisions of clause 9.4 in the event of a breach of the Environmental Warranties set out in paragraph 16 of
       Schedule 6 the Vendors agree to indemnify and hold the Purchaser and the relevant Group Company harmless from and against and to reimburse the

       Purchaser on a full indemnity basis for any and all losses damages liabilities claims and expenses (including without limitation fines penalties clean-up costs activities and obligations legal fees technical consultants' engineers' and experts' fees incidental and consequential damages and lost profits) ('Environmental Losses') which may be sustained or suffered by the Purchaser or the relevant Group Company arising out of based upon or by reason of any Environmental Warranties being untrue or incorrect or by virtue of any Environmental Losses incurred by the Purchaser arising out of any use of the Properties or operation of the businesses of any Group Company prior to Completion whether or not such liability was known to the Vendors or could reasonably have been known by the Vendors notwithstanding that all reasonable enquiries were made as to such liabilities by the Vendors prior to Completion save in respect of those matters set out in the Disclosure Letter

9.6 Without prejudice to any of the Warranties the Vendors shall be liable to the Purchaser in respect of the Properties to the same extent as if the Properties according to their tenure had been conveyed by the Vendors to the Purchaser for valuable consideration and in the conveyance the Vendors had been expressed to convey with full title guarantee and the conveyance had been made subject only to all incumbrances and other adverse interests disclosed to the Purchaser in the Disclosure Letter

9.7 The rights and remedies of the Purchaser in respect of the Warranties shall not be affected by:

       9.7:1   Completion

       9.7:2   any investigation made by it or on its behalf into the affairs of the Company

       9.7:3   its knowledge of any information the Purchaser may have received or been given or have actual implied or constructive notice of prior to the signing of this agreement (other than that fairly and fully disclosed in the Disclosure Letter)

       9.7:4   its rescinding or failing to rescind this agreement or failing to exercise or delaying the exercise of any right or remedy or

       9.7:5   by any event or matter whatever except a specific and duly authorised written waiver or release

9.8 The Warranties shall be deemed to be given immediately before Completion and to relate to the facts then existing

9.9 The Vendors undertake with the Purchaser that they shall procure that (save only as may be necessary to give effect to this agreement) neither they nor the Company nor any Subsidiary shall do allow or procure any act or omission before Completion which would or be likely to constitute a breach of any of the Warranties if they were given at Completion or which would make any of such Warranties inaccurate or misleading if they were so given

9.10 The Vendors undertake with the Purchaser that they will immediately disclose in writing to the Purchaser any event or circumstance which may arise or become known to them after the date of this agreement and prior to Completion which is inconsistent with any of the Warranties or which had it occurred on or before the date of this agreement would have constituted a breach of the Warranties or which is material to be known by a purchaser for value of the Shares

9.11 The Purchaser shall have the right to rescind this agreement by notice to the Vendors if upon Completion:

       9.11:1   the Vendors are in breach of any of the Warranties or any other provision of this agreement other than disclosed in the Disclosure Letter or

       9.11:2   it appears that any of the Warranties is or has become
       inaccurate or misleading or

       9.11:3   any act or event occurs which had it occurred before the date of this agreement would have constituted a breach of any of the Warranties

       PROVIDED that any such rescission or the failure of the Purchaser upon the occurrence of any such act or event or discovery of such circumstance to rescind this agreement shall not extinguish any right to damages or other compensation to which the Purchaser may be entitled in respect of such breach or the occurrence of such event

9.12 If prior to Completion the Company or any of the Subsidiaries shall sustain a loss on account of fire flood accident or other calamity which in the opinion of the Purchaser materially and adversely affects the Company or any of the Subsidiaries the Purchaser shall (regardless of whether or not such loss shall have been insured) be entitled to rescind this agreement without liability to the Vendors but shall have no other claim

       9.13 None of the information supplied by the Company or the Subsidiaries or their professional advisers prior to the date of this agreement to the Vendors or their officers employees agents representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter or otherwise in relation to the business or affairs of
       the Company or the Subsidiaries shall be deemed a   representation
       warranty or guarantee of its accuracy by the Company or any of the Subsidiaries to the Vendors and the Vendors waive any claims against the Company the Subsidiaries or their officers employees agents representatives or advisers which they might otherwise have in respect of the same"

       9.14 Any of the Warranties which are qualified by the expression 'to the best of the knowledge information and belief of the Vendors' or 'so far as the Vendors are aware or any similar expression shall be deemed to include an additional statement that they have been made after due diligent and careful inquiry

10     Covenants up to completion

       10.1 The Vendors covenant with the Purchaser that prior to Completion and without the prior written consent of the Purchaser:

       10.1:1 neither the Company nor any of the Subsidiaries shall:

              10.1:1.1 incur any expenditure on capital account or enter into any commitments so to do

              10.1:1.2 dispose of or agree to dispose of or grant any option in respect of any part of its assets except in the ordinary course of trading

              10.1:1.3 borrow any money or make any payments out of or drawings on its bank account(s) other than routine payments

              10.1:1.4 enter into any unusual or abnormal contract or commitment or:

                     10.1:1.4:1    grant or agree to grant any lease or third
                                   party right in respect of the Properties or any of them or assign or agree to assign or otherwise dispose of the same

                     10.1:1.4:2    make any loan

                     10.1:1.4:3    enter into any leasing hire purchase or
                                   other agreement or arrangements for payment on deferred terms

              10.1:1.5 declare make or pay any dividend or other distribution or do or suffer anything which may render its financial position less favourable than as at the date of this agreement

              10.1:1.6 grant or issue or agree to grant or issue any mortgages charges debentures or other securities for money or redeem or agree to redeem any such securities or give or agree to give any guarantees or indemnities

              10.1:1.7 make any change in the terms and conditions of employmentment or pension benefits of any of its directors or employees or employ or terminate (other than for good cause) the employment of any person

              10.1:1.8 permit any of its insurances to lapse or do anything which would make any policy of insurance void or voidable

              10.1.1.9 create issue or grant any option in respect of any class of share or loan capital or agree so to do

              10.1:1.10     in any other way depart from the ordinary course of
                            its respective day-to-day business either as regards the nature scope or the manner of conducting the same

       10.1:2  none of the Vendors shall:

              10.1:2.1 dispose of any interest in the Shares or any of them or grant any option over or mortgage charge or otherwise incumber the Shares or any of them

              10.1:2.2 permit the Company or any Subsidiaries to pass any resolution in general meeting

10.2 Pending Completion the Vendors shall procure that the Purchaser its agents and representatives are given full access to the Properties and to the books and records of the Company and Subsidiaries and the Vendors shall upon request furnish such information regarding the businesses and affairs of the Company and Subsidiaries as the Purchaser may require

11     Release of guarantees

11.1   The Vendors shall procure that prior to or on Completion

       the Company and the Subsidiaries shall be released from all guarantees and indemnities given by any of them (save in respect of the obligations of any Group Company)

12     Pensions

Each of the parties shall comply with the applicable requirements of Schedule 7 relating to pensions

13     Non-competition

13.1 Each of the Vendors covenants with the Purchaser and as a separate covenant with those subsidiary and associated companies of the Purchaser (as such expressions are defined by the Companies Act 1985 Section 736 and ICTA 1988 Section 302) engaged in similar business to the businesses of any Group Company at the date of this agreement or to that of the Purchaser (the Purchaser for this purpose contracting on behalf of itself and as trustee for such subsidiary or associated Companies) that except as otherwise agreed in writing with the Purchaser:

       13.1.1 it will not (and will procure that no Associate shall) during the period of 2 years from the payment under clause 5.1:2 or 3 years from Completion whichever is the later either solely or jointly with or as manager agent or consultant of any other person (corporate or unincorporated) carry on or be engaged or concerned or interested directly or indirectly within the geographic area currently served by the Company or the geographic area served at 31st December 1999 the United Kingdom or within the European Economic Community in the business of the formulation and manufacture of plastics colour and additive master batches and plastic compounds and distribution of polymer manufacture and specialist plastics additive products

       13.1.2 it will not (and will procure that no Associate shall) in respect of goods or services of the nature presently provided in the business carried on at the date of this agreement by any Group Company or the Company for a period of 2 years from Completion solicit (either on its or their own account or as the employee or manager agent consultant or employee of any other person) the custom of any person who is or was within a period of 12 months prior to Completion a customer (including those whose custom was sought) of any Group Company or the Company in relation to their respective businesses or have any dealings with any such person

14     Costs

14.1 Subject to clause 14.2 below all costs and expenses incurred by or on behalf of the parties to this agreement including all fees of
       representatives solicitors and     accountants employed by any of the
       parties in connection with the negotiation preparation and execution of this agreement shall be borne solely by the party who shall have incurred the same and the other parties shall have no liability in respect of such costs and expenses

14.2   (io)

15     Notices

15.1 Any notice to be given for the purposes of this agreement shall either be delivered personally or sent by first class recorded delivery post Datapost or telefax (facsimile transfer)

15.2 The address for service of the Vendors shall be the address (or principal address if more than one) of the Vendors' Solicitors or such other firm:

       15.2:1 with which it may merge or which a majority of its partners may join or

       15.2:2 as the Vendors who own the majority in number of Shares may by notice in writing to the Purchaser require If at any time it shall not be evident which firm of solicitors is appointed for the purposes of this sub-clause the Purchaser may by notice to the Vendors at their addresses in this agreement nominate one of their number for the purposes of receiving and giving notices

15.3 The address for service of the Company and the Purchaser shall be their respective registered offices for the time being

15.4   A notice shall be deemed to have been served as follows:

       15.4:1    if personally delivered at the time of delivery

       15.4:2    if sent by recorded delivery post at the expiration of 48
       hours after the same was delivered into the custody of the postal authorities

       15.4:3    if sent by Datapost at the expiration of 24 hours after the same was delivered into the custody of the postal authorities and

       15.4:4    if sent by telefax (facsimile transfer) at the expiration of
       12 hours after despatch

15.5 In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice was
       properly addressed and    delivered into the custody of the postal
       authorities as a pre-paid recorded delivery letter or Datapost letter or that the telefax (facsimile transfer) was properly addressed and despatched

15.6 Notice given to the Vendors pursuant to clause 15.2 above shall be deemed to be notice to all the Vendors and any notice by the Vendors (other than a notice changing their solicitors pursuant to clause 15.2:2) shall only be given by their solicitors or the Vendor nominated by the Purchaser pursuant to clause 15.2

16     Governing law and jurisdiction

16.1 This agreement shall be governed by and construed in all respects in accordance with English law and the parties irrevocably agree that the Courts of England and Wales shall have exclusive jurisdiction in respect of any dispute suit action arbitration or proceedings ('Proceedings') which may arise out of or in connection with this agreement

16.2 The Vendors expressly and specifically agree and accept that the terms of this clause are fair and reasonable and appoint The Vendors' Solicitors for the time being to accept service on their behalf of any Proceedings which may be commenced in England and Wales

17     Publicity

No announcement or other disclosure concerning the sale and purchase of the Shares or any ancillary matter shall be made before or after Completion by the Vendors (whether to the press employees customers or suppliers) save in a form agreed between the parties or otherwise as required by law

18     General

18.1 This agreement shall (except for any obligation fully performed prior to or at the Completion Date) continue in full force and effect after the Completion Date notwithstanding Completion

18.2 All of the parties to this agreement will after as well as before and upon the Completion Date do all acts and things and sign and execute all documents and deeds requisite for the purpose of implementing the terms of this agreement

18.3 Notwithstanding any rule of law or equity to the contrary any release waiver or compromise or any other arrangement of any kind whatever which the Purchaser may agree to or effect in relation to one Vendor in connection with this agreement and in particular the Warranties shall not affect the rights and remedies of the Purchaser as regards any other Vendor

18.4 If the Shares shall at any time be sold or transferred the benefit of each of the obligations undertakings indemnities or warranties undertaken or given by the Vendors or any of them under or pursuant to this agreement shall be assignable to the purchaser or transferee of the Shares and such purchaser or transferee shall be entitled to enforce the same against the Vendors or any of them as if it were named in this agreement as the Purchaser

18.5 Save as set out in clauses 4.1.3 and 18.4 none of the rights or obligations under or pursuant to this agreement may be assigned or transferred to any other person without the written consent of all the parties

18.6 This agreement contains the whole agreement between the parties relating to the transactions provided for in this agreement and supersedes all previous agreements (if any) between such parties in respect of such matters and each of the parties to this agreement acknowledges that in agreeing to enter into this agreement it has not relied on any representations or warranties except for those contained in this agreement

18.7 If there is any provision of this agreement or of any other agreement or arrangement of which this agreement forms part which causes or would cause this agreement or that agreement or arrangement to be subject to registration pursuant to the Restrictive Trade Practices Act 1976 then that provision shall not take effect until the day after particulars of this agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to
       Section 24 of the said Act

18.8   (io)

18.9 Any remedy or right conferred upon the Purchaser for breach of this agreement (including the right to rescission) shall be in addition to and without prejudice to all other rights and remedies available to it

18.10 No failure or delay by the Purchaser in exercising any claim remedy right power or privilege under this agreement shall operate as a waiver nor shall any single or partial exercise of any claim remedy right power or privilege preclude any further exercise thereof or exercise of any other claim right power or privilege

19     The Vendors and the Purchaser agree that the provisions of Schedule 9 shall apply

20     In the event that the Company or the Subsidiary Tecron Industries
Limited receives any money from the Tecron Pension Scheme it is acnowledged that these moneys do not belong to the Company or Tecron Industries Limited and any moneys will be held upon trust for those beneficiaries of the Scheme who are shown to be entitled to it

21 Any dispute or difference between the parties in connection with this agreement shall be referred to an arbitrator or arbitrators conversant with the dispute or differences concerned ('the Arbitrator')

       21.1  The arbitration shall be held in London

       21.2 The Arbitrator shall be appointed by the parties or failing agreement by The President for the time being of the Law Society

       21.3 The procedure shall be agreed by the parties or failing agreement determined by the Arbitrator

       21.4 If either party fails to comply with any procedural order made by the Arbitrator the Arbitrator shall have power to proceed in the absence of that party and deliver the award

       21.5 The Arbitrator shall act as an expert and not as an arbitrator to the intent that his decision in the absence of manifest error shall be final and binding upon the Vendors and the Purchaser and his costs and expenses shall be borne as or such other proportions as is determined by the Arbitrator

                                   SCHEDULE 1

VENDOR'S NAME AND                  NUMBER         CONSIDERATION
ADDRESS                            SHARES         PAYABLE FOR
                                   SOLD           SHARES
Ronald Ian Kliene
of Upper Leys, Pavenham,
Bedford, Bedfordshire
MK43 7PD                           250            $546,806

Joy Yvonne Kliene
of Upper Leys, Pavenham,
Bedford, Bedfordshire
MK43 7PD                           250            $546,806

John Stuart Kliene
of 36 Hobby Close,
Northampton NN4 0RN                400            $874,890

Jennifer Ann Brown
of 9 Braggs Lane,
Wrestlingworth Sandy,
Bedfordshire SG19 2ER               71            $155,294

Trevor Richard Brown
of 9 Braggs Lane,
Wrestlingworth Sandy,
Bedfordshire SG19 2ER               72            $157,481

John Stuart Kliene and
Valerie Evelyn Kliene
both of 36 Hobby Close,
Northampton NN4 0RN                100            $218,723

Trustees of the Kliene
Grandchildren's Settlement

                                   SCHEDULE 2
                                  The Company

Registered Number           :      1559052
Registered Office           :      24 Norris Way  Wellingborough Road  Rushden
                                   Northants
Date of Incorporation       :      30th April 1981
Directors                   :      R.I. Kliene, J.S. Kliene, J.Y. Kliene, T.R.
                                   Brown and I.J. Mayes
Secretary                   :      I.J. Mayes
Accounting Ref. Date        :      31st December
Auditors                    :      Grant Thornton
Authorised Share Capital    :      L.10,000.00
Issued Share Capital        :      1143

                                   SCHEDULE 3
                                The Subsidiaries

                            SWAVESEY COLOURS LIMITED

Registered Number           :      1606172
Registered Office           :      24 Norris Way  Wellingborough Road  Rushden
                                   Northants
Date of Incorporation       :      30th December 1981
Directors                   :      R.I. Kliene, J.S. Kliene, T.R. Brown and
                                   J.A. Brown
Secretary                   :      J.A. Brown
Accounting Ref. Date        :      31st December
Auditors                    :      Grant Thornton
Authorised Share Capital    :      L.11,000.00
Issued Share Capital        :      11,000 Ordinary Shares of L.1 each

                            TECRON INDUSTRIES LIMITED

Registered Number           :      1290152
Registered Office           :      24 Norris Way  Wellingborough  Rushden
                                   Northants
Date of Incorporation       :      10th December 1976
Directors                   :      R.I. Kliene, J.Y. Kliene, J.S. Kliene
Secretary                   :      J.Y. Kliene
Accounting Ref. Date        :      31st December
Auditors                    :      Grant Thornton
Authorised Share Capital    :      10,000 divided into 9550 ordinary shares of
                                   L.1 each and 450 deferred shares of L.1 each

Issued Share Capital        :      450 ordinary shares and 450 deferred shares

                               FABRIMOULDS LIMITED

Registered Number           :      1483264
Registered Office           :      24 Norris Way  Wellingborough Road  Rushden
                                   Northants
Date of Incorporation       :      6th March 1980
Directors                   :      R.I. Kliene and J.Y. Kliene

Secretary                   :      J.Y. Kliene
Accounting Ref. Date        :      31st December
Auditors                    :      Grant Thornton
Authorised Share Capital    :      L.100 divided into 98 ordinary shares of L.1
                                   each and 2 deferred shares of L.1 each
Issued Share Capital        :      40 ordinary shares and 2 deferred shares

                                   SCHEDULE 4
                                 The Properties
                                     Part 1

None
                                    Part 11

23, 24, 25, 26, and 27 Francis Court Norris Way Wellingborough Road Rushden Northampton and the old pit site Norris Way aforesaid

                                   SCHEDULE 5
                                    Tax Deed

THIS TAX DEED is made the         day of          1997

BETWEEN

(1) The persons whose names and addresses are set out in Part I of the Schedule ('the Covenantors')

(2) The companies whose names and registered offices are set out in Part II of the Schedule ('the Companies') and ICO, Inc a Texas Corporation whose principal office is at 1490 Westheimer Suite 1000 Houston Texas 77077 USA ('the Purchaser' which expression shall where the context so admits include its successors and assigns)

WHEREAS pursuant to an agreement ('the Agreement') dated (date) the Purchaser has today completed the purchase from [the Covenantors] of the whole of the issued share capital of Rotec Chemicals Limited in reliance inter alia upon the indemnities contained in this deed

IT IS AGREED as follows:

1.     Definitions

1.1 In this deed unless the context otherwise requires the following expressions shall have the following meanings:

       1.1:1  'the Accounting Date' means 31st December

       1.1:2 'the Audited Accounts' means the consolidated accounts of the Company for the accounting reference period ended on the Accounting Date

       1.1:3 'Business Day' means a day (other than a Saturday) when banks are open for the transaction of normal banking business in London

       1.1:4 'Claim' means any notice demand assessment letter direction or order or other document issued or action taken by or on behalf of any fiscal revenue or other authority or official anywhere in the world whereby the Company is liable or is sought to be made liable to make any payment to the authority or official or other person (whether the same is primarily payable by the Company and whether or not the Company shall or may have any right of reimbursement against any other person) or is denied or sought to be denied any Relief

       1.1:5 'the Company' means any or all of the Companies as the case may be

       1.1:6 'Event' means any event act transaction omission or occurrence of whatever nature and (without limitation) completion the receipt or accrual of any income or any distribution failure to distribute acquisition disposal transfer payment loan or advance including the death of any person [and the failure to make sufficient dividend payments to avoid an apportionment or deemed distribution of income]


       1.1:7  'ICTA 1988' means the Income and Corporation Taxes Act 1988

       1.1:8 'Relief' means any relief loss allowance credit deduction exemption set-off or right to repayment claimed or available in relation to Taxation pursuant to any legislation or otherwise

       1.1:9 'Taxation' means any form of taxation duty levy impost charge national insurance or other similar contribution or rates whether created or imposed by any government state federal local municipal or other body and whether in the United Kingdom or elsewhere (including without limitation any obligation to repay in whole or part any payment for group relief or for the surrender of advance corporation tax) including any payment which the Company may be or become bound to make or obliged to account for to any person in respect of Taxation and also including any related penalty interest fine or surcharge

1.2 Other expressions used in this deed shall where the context so admits have the meanings ascribed to them in the Agreement

1.3 Reference to the result of any Event on or prior to a particular date shall include the combined result of 2 or more Events the first of which shall have taken place on or before such date and shall also include any Event which is deemed for Taxation purposes to have occurred prior to such date

1.4 Any reference to a statute or statutory provision shall be construed as a reference to such provision (including any subordinate legislation made under it) as modified or re-enacted from time to time

1.5 Headings in this deed are for ease of reference only and shall not affect its construction

2      The indemnities

2.1 Subject to clause 2.5 the Covenantors jointly and severally covenant with the Company and the Purchaser to indemnify them and hold them harmless against any liability:

       2.1:1 for Taxation arising as a result of or by reference to any Event on or before completion

       2.1:2 for Taxation which would have been saved but for the loss reduction modification or cancellation of some Relief in consequence of an Event occurring on or before completion

       2.1:3 for Taxation which arises in consequence of an Event occurring on or before completion and which would have been payable but for the utilisation or set-off of some Relief where the Relief arises in respect of an Event occurring after completion and

       2.1:4 for Taxation arising in consequence of an Event occurring after completion and for which the Company is liable as a result of having been a member of any group for Taxation purposes at any time before completion

[[2.2 Without limiting clause 2.1 the Covenantors jointly and severally covenant with the Company and the Purchaser to indemnify them and hold them harmless against any liability as a result of any inheritance tax which:

       2.2:1 is at completion a charge on or gives rise to a power to sell mortgage or charge any of the shares or assets of the Company or

       2.2:2 after completion becomes a charge on or gives rise to a power to sell mortgage or charge any of the shares or assets of the Company which is a liability in respect of inheritance tax payable as a consequence of the death of any person (whenever occurring) within 7 years after a transfer of value occurring on or before completion

       2.2:3 arises as a consequence of a transfer of value occurring on or before completion (whether or not in conjunction with the death of any person whenever occurring) made by or to the Company]

[2.3 For the avoidance of doubt any payment made by the Company or the Purchaser to discharge or remove any power to sell mortgage or charge shall give rise to a liability and notwithstanding any provision of this deed the Company or the Purchaser may disregard any right to pay any Taxation in instalments in discharging or removing a charge or power]

2.4 The Inheritance Tax Act 1984 Section 213 shall not apply in relation to any payments to be made by the Covenantors under this deed]]

2.5 Any Taxation which would have been repaid to the Company but for the loss reduction set-off or cancellation of any right to repayment of Taxation in consequence of an Event occurring on or before completion shall for the purposes of clause 2.1:1 be deemed to be Taxation for which the Company is liable and which arises in consequence of the Event

2.6 There shall be treated as an amount of Taxation which would for the purposes of clause 2.1:2 have been saved but for the loss reduction modification or cancellation of some Relief the amount by which the liability to Taxation would have been reduced by the Relief lost reduced modified or cancelled applying the relevant rates of Taxation in force in the period or periods in respect of which the Relief would have applied or (where the rate has at the relevant time not been fixed) at the last known rate and assuming that the Company had sufficient profits against which Relief might be set-off or given

2.7 The Covenantors jointly and severally covenant with the Company and the Purchaser and each of them to indemnify the Company and the Purchaser on a full indemnity basis and to hold them harmless against any costs or expenses incurred or payable by the Company or the Purchaser in connection with any Claim

2.8 The indemnity in clause 2.1 shall not apply to any liability to the extent that:

       2.8:1 a specific provision in respect of such liability is made in the Audited Accounts

       2.8:2   such a provision is insufficient by reason only of an increase in the rates of Taxation announced after completion but with retrospective effect

       2.8:3   the loss occasioned has been recovered pursuant to any claim under the warranties in the Agreement

       2.8:4   the liability arises in consequence of an Event which has
       occurred since the Accounting Date in the ordinary course of the trading activities of the Company and without limitation for this purpose none of the following shall be regarded as carried out in the ordinary course of the trading activities of the Company namely any disposal of an asset other than stock in trade any Event giving rise to a liability to Taxation primarily payable by some other person any Event giving rise to a liability under ICTA 1988 Sections 703-787 in relation to tax avoidance or any event which involves a distribution within the meaning of ICTA 1988 Section 418 or a loan within ICTA 1988 Section 419

3.     Conduct of claims and appeals

3.1 In the event of the Company or the Purchaser becoming aware of any Claim the Company or the Purchaser (as the case may be) shall as soon as reasonably practicable give written notice of the Claim to the Covenantors but such notice shall not be a condition precedent to the liability of the Covenantors

3.2    Subject to:

       3.2:1   the Covenantors first having secured the Company and the
       Purchaser to their reasonable satisfaction against any Taxation being the subject of or likely to be incurred in connection with the Claim and against any amounts likely to be payable pursuant to clause 2.4

       [3.2:2 the Covenantor first having agreed to pay L.(amount) per hour to the Company and/or the Purchaser for any time in excess of (number) hours per week spent by any of its executives in assisting the Covenantors in any way whatever with the Claim] and

       3.2:3 the following provisions of this clause 3 the Purchaser and the Company shall take any such action as the Covenantors may reasonably request to avoid dispute resist appeal compromise or defend the Claim

3.3 The appointment by the Covenantors of solicitors or other professional advisers shall be subject to the approval of the Purchaser (such approval not to be unreasonably withheld or delayed)

3.4 All communications written or otherwise relating to the Claim received from the Taxation authority shall be immediately copied (if in writing) or otherwise communicated to the Purchaser and all communications intended to be made to the relevant Taxation authority shall first he submitted to the Company or the Purchaser for approval giving sufficient rime for comments and shall only be transmitted if such approval is given (such approval not to be unreasonably withheld or delayed)

3.5 The Covenantors shall effect no settlement or compromise of the Claim or agree any matter in the conduct of the dispute which is reasonably considered likely by the Purchaser to prejudice the future liability of the Company or the Purchaser in respect of Taxation without the prior written approval of the Company or the Purchaser as appropriate

3.6 Neither the Company nor the Purchaser shall be obliged to contest a Claim beyond the first appellate body (including the Special or General Commissioners or a VAT tribunal or equivalent body) in the jurisdiction concerned

3.7    If in the reasonable opinion of the Purchaser:

       3.7:1   the Covenantors or the Company have committed any acts or
       omissions which constitute fraudulent or negligent conduct   or any
       Taxation return or computation the subject of a Claim is not true and accurate in all material respects or

       3.7:2   there is any delay on the part of the Covenantors in complying with clause 3.2:1 or 3.7:3 the resistance of a Claim is at any time not being properly and effectively conducted the Company or the Purchaser may without further reference to the Covenantors admit compromise settle discharge or otherwise deal with any outstanding or future Claims


4      Taxes

4.1 Subject to clause 4.2 all sums payable by the Covenantors under this deed shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law

4.2 If any such deduction or withholding is required by law to be made from any such sum (other than in respect of interest payable to the Purchaser) the Covenantors shall pay such additional amount as shall be required to ensure that the net amount received by the Purchaser or the Company will equal the full amount which would have been received by it or them had no such deduction or withholding been made

4.3 If any payment by the Covenantors under this deed has or in the reasonable opinion of the Purchaser will be chargeable to Taxation (other than a reduction in the base cost to the Purchaser of the shares of the Company) then the amount so payable shall be grossed up by such amount as will ensure that after deduction of the Taxation so chargeable there shall be left in the hands of the Company or the Purchaser a sum equal to the amount that would otherwise have been payable

5      Date for payment and interest

5.1 The Covenantors shall pay to the Company or the Purchaser as the case may be any amount required to be paid by them pursuant to clause 2.1 in cleared funds on or before the (number) 19 Business Day prior to:

       5.1:1   if the Claim involves an actual payment of Taxation the date on which such Taxation becomes due and payable to the authority official or person demanding the same

       5.1:2   if the Claim involves no actual payment of Taxation then to the extent that such liability involves the denial or loss or set-off in whole or in part of any right to repayment of Taxation the date on which such Taxation would otherwise have been repaid

       5.1.3 if a Claim involves no actual payment of Taxation then to the extent that such liability involves the denial or loss or set-off in whole or in part of any Relief other than a right to repayment of Taxation the date on which the Taxation which would have been saved but for such denial loss or set-off becomes (or on the assumption in clause 2.3 would become) due and payable

       and

       5.1:4 (in the case of a liability under clause 2.1:3) the date which would have been the due date in clause 5.1:1 but for the availability of the Relief

5.2 The Covenantors shall pay to the Company or the Purchaser as the case may be any amount required to be paid by them pursuant to clause 2.4 on the date on which the Company or the Purchaser incurs or suffers such costs or expenses

5.3 Notice of the amount of the payment required to be made by the Covenantors under clause 2 and the due date for payment shall be given in writing by the Company or the Purchaser and shall (save for manifest error) be conclusive and binding on the Covenantors


5.4 Any sum not paid by the Covenantors on the due date for payment shall bear interest (which shall accrue from day to day after as well as before any judgment for the same)20 at the annual rate of (amount)% over the base rate for the time being of(bank) plc (or if such a rate cannot be ascertained for any reason at such similar rate as the Purchaser shall reasonably select) to and including the day of actual payment (or the next Business Day if the date of actual payment is not a Business
       Day) of such sums compounded on the usual quarter days

6      Credit for recoveries

If the Covenantors shall have paid to the Purchaser an amount in respect of a claim and subsequent to the making of such payment the Purchaser or the Company shall receive from a third party a sum referable to the sum paid to the Purchaser the Purchaser shall immediately repay or procure the repayment to the Covenantors of so much of the amount paid by the Covenantors to the Purchaser as shall represent double recovery by the Purchaser but after deduction of any relevant Taxation on and all costs and expenses of recovery

7      Waiver

No delay or omission of the Company or the Purchaser in exercising any right power or privilege under this deed shall impair the right power or privilege or be construed as a waiver of the right power or privilege and any single or partial exercise of any right power or privilege under this deed shall not preclude the further exercise of any right power or privilege. The rights and remedies of the Company and the Purchaser provided in this deed are cumulative and not exclusive of any rights and remedies provided by law

8      Assignment

The benefit of this deed may be assigned in whole or in part by the Purchaser or the Company

9      Notices

9.1 Any notice to be given under this deed shall either be delivered personally or sent by recorded delivery post Datapost or telefax (facsimile transfer)

9.2 The address for service of the Covenantors shall be the address (or principal address if more than one) of the Vendors' Solicitors or such other firm:

       9.2:1 with which it may merge or which a majority of its partners may go in or

       9.2:2 as the beneficial owners of the majority in number of shares may by notice in writing to the Purchaser require.

If at any time it shall not be evident which firm of solicitors is appointed for the purposes of this clause the Purchaser may by notice to the Covenantors at their addresses in the Agreement nominate one of their number for the purposes of receiving and giving notices

9.3 The address for service of the Company and the Purchaser shall be their respective registered offices for the time being

9.4    A notice shall be deemed to have been served as follows:

       9.4:1   if personally delivered at the time of delivery

       9.4:2   if sent by recorded delivery post on the expiry of 48 hours after the same was delivered into the custody of the postal authorities

       9.4:3   if sent by Datapost on the expiry of 24 hours after the same was delivered into the custody of the postal authorities and

       9.4:4   if sent by telefax (facsimile transfer) on the expiry of 12 hours after the same was despatched

9.5 In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a pre-paid recorded delivery letter or Datapost letter or that the telefax (facsimile transfer) was properly addressed and despatched to the appropriate number

9.6 Notice given to the Covenantors pursuant to clause 9.2 shall be deemed to be notice to all the Covenantors and any notice by the Covenantors (other than a notice changing solicitors pursuant to clause 9.2:2) shall only be given by the Vendors' Solicitors or the Covenantor nominated by the Purchaser pursuant to clause 9.2

10     Governing law and jurisdiction

10.1 This deed shall be governed by and construed in all respects in accordance with English law and the parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction in respect of any dispute suit action arbitration or proceedings ('Proceedings') which may arise out of or in connection with this deed save that nothing contained in this deed shall be taken to have limited the right of the Purchaser or the Company to bring proceedings in any other jurisdiction or jurisdictions whether concurrently or not

10.2 The Covenantors expressly and specifically agree and accept that the terms of this clause are fair and reasonable and appoint (name affirm) or such other firm as is mentioned in clause 9.2 for the time being to accept service on their behalf of any Proceedings which may be commenced in England and Wales

11     Counterparts

This deed may be executed in any number of counterparts by the different parties on separate counterparts each of which shall when executed and delivered constitute an original but all of which shall together constitute one and the same instrument

IN WITNESS whereof the parties hereto have hereunto set their hands the day and year first before-written

                                    SCHEDULE
                                     Part I
                                The Covenantors

(set out names and addresses of Vendors)





                                    Part II
                                 The Companies

(set out names, numbers and registered offices of the companies)





THE COMMON SEAL OF

was hereunto affixed
in the presence of:-



THE COMMON SEAL of

was hereunto affixed
in the presence of:-

                                   SCHEDULE 6

                                   Warranties

The Warranties and undertakings referred to in Clause 9 are as follows except as provided for in this agreement or fairly and fully disclosed in the Disclosure Letter:

1      Corporate matters

1.1 The information contained in clause 2 to this agreement and Schedules 2 and 3 and 8 is true and accurate in all respects

1.2 The Company has complied with all applicable provisions of the Companies Acts and the European Communities Act 1972

1.3 The register of members and all other statutory books and minute books of the Company:

       1.3:1   have been properly kept

       1.3:2 are up-to-date and

       1.3:3   contain true full and accurate records of all matters required to be dealt with in them

1.4 The Company has not received any notice of any application or intended application under the provisions of the Companies Acts for the time
       being in force for the   rectification of the register of members

1.5 The Purchaser has been supplied with a copy of the memorandum and articles of association of the Company having attached thereto copies of
       all resolutions as are   by law required to be attached together with
       copies of all resolutions setting out the rights attached to or the
       conditions of issue of any of the share capital of the     Company.
       Those copies are true complete and up-to-date and set out in full the rights and restrictions attaching to the share capital of the Company

1.6 The Company is not a public limited company within the meaning of the Companies Act 1985 Section 1(3)

1.7    No allotment of share capital in the Company has been made in contravention of the provisions of the Companies Acts

1.8 The Company has not at any time acquired or taken a charge over any of its own shares

1.9    No unlawful distribution has been made by the Company

1.10 The Company has not entered into any arrangement involving the acquisition from or disposal to its directors or connected persons of non-cash assets

1.11 The Company has not in contravention of the provisions of the Companies Acts in relation to any of its directors or any person connected with such director:

       1.11:1 granted any loan or quasi-loan or entered into any guarantee or credit transaction or

       1.11:2 provided any security in connection with any such loan quasi-loan guarantee or credit transaction

1.12 The Company has properly and punctually made and filed all returns particulars resolutions and documents required by the Companies Acts or any other legislation to be filed with the registrar of companies or any other governmental or local authority and all such filings were and are correct. In particular all charges created by or in favour of the Company have (if appropriate) been registered in accordance with the provisions of the Companies Acts

1.13 The Company has maintained and continues to maintain readily available for inspection by members of the public all documents required to be made so available by the

       Companies Acts or other legislation

2      The Shares and share capital

2.1    There are no agreements or other arrangements in force which:

       2.1:1   provide for the present or future issue allotment or transfer of
       or

       2.1:2 accord to any person the right (absolute or conditional) to call for the issue allotment or transfer of any share or loan capital of the Company (including any option or right of pre-emption or conversion)

2.2    Since the Accounting Date:

       2.2:1 no share or loan capital of the Company has been issued or allotted or agreed to be issued or allotted whether conditionally or absolutely

       2.2:2 the Company has not undergone any capital reorganisation or change in its capital structure

       2.2:3 no resolutions have been passed by the Company and 2.2:4 nothing has been done in the conduct or management of the affairs of the Company which would be likely to prejudice the interests of the Purchaser as prospective purchaser of the Shares

2.3    The Company has not at any time:

       2.3:1 reduced its share capital

       2.3:2 redeemed any share capital

       2.3:3 purchased any of its shares

2.4 No share capital shown in the Audited Accounts or in the statutory books of the Company has been forfeited

2.5 No shares in the capital of the Company have at any time been issued and no transfers of shares in the capital of the Company have been registered otherwise than in accordance with the articles of association of the Company from time to time in force and the Companies Acts and any necessary governmental consents have been obtained for each issue and transfer of shares in the capital of the Company

2.6 The Shares constitute the whole of the issued and allotted share capital of the Company and are beneficially owned by the Vendors free of all liens charges and incumbrances or interests in favour of or claims made by or which could be made by any other person

2.7 No dividends or other distributions of profits have been declared made or paid since the Accounting Date and

2.8 All dividends or other distributions of profits declared made or paid since the date of incorporation of the Company have been declared made and paid in accordance with law and its articles of association (or equivalent documents)

3      CAPACITY OF VENDORS

3.1 The Vendors are entitled to sell or procure the sale of the full legal and beneficial interest in the Shares to the Purchaser on the terms set out in this agreement

3.2 Each Vendor has taken all corporate (if relevant) and other actions necessary to enable it to enter into and perform this agreement and has secured all approvals and consents (governmental or otherwise) required for the performance of the transactions contemplated by this agreement

3.3 Neither the execution or delivery of this agreement by the Vendors nor Completion of the transactions contemplated is prohibited by or violates any provision and will not result in a breach of

       3.3:1    any applicable law rule regulation judgment decree order or other requirements of the United Kingdom or of any court authority department commission board bureau or agency or

       3.3:2    (to the extent relevant) the memorandum or articles of
       association of the Vendors

3.4 This agreement constitutes and imposes valid legal and binding obligations on each Vendor fully enforceable in accordance with their terms

3.5 Completion of the transactions contemplated by this agreement by the Vendors will not:

       3.5:1    conflict with result in the breach of constitute a default under or accelerate the performance provided by the terms of any contract agreement or deed which any Vendor may be bound or affected or

       3.5:2    constitute a default or an event which with the lapse of time or action by a third party could result in the creation of any lien incumbrance security interest equity claim or restriction on any of the Shares

4      ACCOUNTS

4.1 The accounting reference date of the Company for the purposes of the Companies Acts is (31st December) and has not at any time been any other such date

4.2 The Purchaser has been supplied with a true and complete copy of the Audited Accounts

4.3    The Audited Accounts:

       4.3:1   comply with the requirements of the Companies Acts

       4.3:2   have been prepared on a consistent basis in accordance with good accounting practice and comply with all current SSAPs and financial reporting standards applicable to a United Kingdom company

       4.3:3   are accurate in all material respects and show a true complete and fair view of the state of affairs financial position assets and
       liabilities of the Company   and of its results for the financial period
       ending on the Accounting Date

       4.3:4   as at the Accounting Date are not affected by any unusual or non-recurring items

       4.3:5   make full provision for depreciation of the fixed assets of the
       Company having regard to their original cost and estimated life

       4.3:6   make due provision for any bad or doubtful debts

       4.3:7   fully disclose all assets of the Company as at the Accounting
       Date

4.4 The Audited Accounts set out correctly all such reserves or provisions for Taxation as are necessary on the basis of the rates of tax now in force to cover all Taxation (Present and future) in respect of any transaction occurring prior to the Accounting Date liable to be assessed on the Company or for which the Company is accountable up to such date

4.5    In the Audited Accounts

       4.5:1   any slow moving stock has been written down appropriately and redundant obsolete or unsaleable stock
       and irrecoverable work-in-progress costs have been wholly

       written off and

       4.5:2   the value attributed to the remaining stock new materials and work-in-progress does not exceed the lowest of cost (on a first in first out valuation) or net realisable value or replacement price at the Accounting Date and

       4.5:3   the same basis was adopted for the valuation of stock and
       work-in-progress as had been adopted in the preparation of all consolidated audited accounts of the Company laid before the Company in general meeting for the financial periods ending prior to the date of this agreement or for each accounting period since incorporation if fewer than

4.6 All liabilities or outstanding capital commitments of the Company as at the Accounting Date have been included in the Audited Accounts by way of

       4.6:1   full provision or reserve or

       4.6:2   (in the case of such a liability as was contingent unquantified or disputed) by way of note stating the maximum amount which has been or could be claimed and the best estimate of the directors (after taking all relevant professional advice) of the likelihood of such a claim materialising or being successful

4.7 No asset of the Company has been acquired for any consideration in excess of its market value at the date of its acquisition or otherwise than by way of bargain at arm's length

4.8 Each of the book debts shown in the Audited Accounts or The Management Accounts and such other book debts relating to the period up to and including the date of Completion will realise within 6 months of such date their nominal value less the value attributed to any reserve for bad or doubtful debts included in the Audited Accounts and none of the book debts is subject to any counter-claim or set-off

4.9 No part of the amounts included in the Audited Accounts or subsequently recorded in the books of the Company as owing by any debtors is overdue by more than 90 days or has been realised on terms that any debtor pays less than the full book value of his debt or has been written off or has proved to any extent to be irrecoverable or is now regarded by the Company as irrecoverable in whole or in part

4.10 No event has occurred during the period covered by the Audited Accounts or Management Accounts that has resulted in the profits of the Company in respect of such period being abnormally high or low

4.11 The Management Accounts:

       4.11:1    have been prepared on a basis wholly consistent with that
       warranted as adopted in the preparation of the Audited Accounts

       4.11:2    are accurate in all material respects and show a true and fair view of the assets and liabilities of the Company and of its results for the financial period ended 31st January 1997


       4.11:3    make full provision or reserve for all liabilities and other matters warranted as provided for or
       reserved in the Audited Accounts such that the Company has no liabilities of any nature whatever other than those disclosed or provided for in the Management Accounts

4.12 The accounting and other books ledgers financial and other records of the Company:

       4.12:1    are in its possession

       4.12:2    have at all times been properly and fully written up

       4.12:3    accurately present and reflect in accordance with generally accepted accounting principles and standards and the Companies Acts all of the transactions entered into by the Company or the transactions to which the Company has been a party and its financial contractual and trading position and

       4.12:4 have been held for the periods required by the Companies Acts

5      BORROWINGS AND LENDING

5.1 The total amount borrowed by the Company from its bankers does not exceed:

       5.1:1   the limit of its facilities as set out in the Disclosure Letter
       or

       5.1:2   any limitation on borrowing powers contained in its articles of association or in any debenture or other agreement binding on it

5.2 Except as disclosed in the Audited Accounts the Company does not have outstanding (whether made by or incurred by the Company):

       5.2:1   any borrowing or indebtedness in the nature of
       borrowing including (other than those contained in the Disclosure Letter) any bank overdrafts liability under acceptances (otherwise than in respect of normal trade bills) or any acceptance credit (including any amounts due to any present or former directors or to members of the Company other than remuneration accrued due or for reimbursement of business expenses) or

       5.2:2   any Incumbrance guarantee or similar obligation

       5.2:3   any arrangements of a type covered by the Companies Act 1985
       Sections 320 or 330 or any agreements for such arrangements or any other transaction in which a director of or a person connected with the Company has a material interest

5.3    The Company:

       5.3:1 has not lent any money which has not been repaid to it

       5.3:2 does not own the benefit of any debt (whether present or future) or the right to receive any money other than debts accrued to it in the ordinary course of its business

5.4 The statements of the Company's bank accounts and of their credit or debit balances to be delivered at Completion and any such statements delivered prior to such date are and will be correct and the Company has no other bank or deposit accounts (whether in credit or overdrawn) not included in such statements

5.5 In relation to such Incumbrances or guarantees (if any) detailed in the Disclosure Letter and in relation to any bank overdraft borrowings or other financial facilities available to or financial obligations incurred by the Company:

       5.5:1   the Vendors have supplied to the Purchaser full details and true and correct copies of all relevant documents

       5.5:2   there has been no contravention of or non-compliance with any provision of any such document

       5.5:3   no steps for the enforcement of any Incumbrances have been taken or threatened

       5.5:4   there has not been any alteration in the terms and conditions of any of the arrangements or facilities all of which are in full force and effect

       5.5:5   none of the Vendors nor the Company has done anything whereby the continuance of the arrangements and facilities might be affected or prejudiced and

       5.5:6   none of the arrangements is dependent on the guarantee of or on any security provided by a third party

5.6    The Company has not:

       5.6:1   factored any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Audited Accounts

       5.6:2   since the Accounting Date repaid or become liable to repay or prepaid any loan or loan capital or indebtedness in advance of its date of maturity

       5.6:3   received notice from any lenders of money to it requiring
       repayment or intimating enforcement of any Incumbrance and there are no circumstances likely to give rise to any such notice

5.7 Having regard to existing bank and other facilities the Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for the period of 12 months after Completion

5.8 The Company has not applied for or received any grant award subsidy or financial assistance from any governmental department or agency ('Governmental Grants')

5.9 The Company has not done or agreed to do anything as a result of which any of the Governmental Grants is or may be liable to be refunded in whole or in part

6      Assets

6.1 Except for assets disposed of by the Company in the ordinary course of trading the Company is the owner of and has good marketable title to all assets included in the Audited Accounts and all assets acquired since the Accounting Date and not subsequently disposed of and all such assets are in the Company's possession or under its control

6.2 There is no Incumbrance or agreement to create an Incumbrance over the whole or any part of the undertaking property assets goodwill or uncalled capital of the

       Company

6.3 The fixed and loose plant and machinery fixtures and fittings vehicles and office equipment used in connection with the business of the
       Company:

       6.3:1   are in good repair and condition regularly maintained properly tested and certified safe and without
       risk to health when used 6.3:2   are capable of being efficiency and
       properly used in connection with the business of the Company

       6.3:3   are not to any extent surplus to requirements

       6.3:4   are not expected to require replacements or additions within 6 months from Completion

       6.3:5   are all capable and will remain capable throughout the
       respective periods of time during which they are each written down to a nil value in the accounts of the Company (in accordance with existing accounting policies consistently applied) of doing the work for which they were designed or purchased

6.4 The Company has not agreed to acquire any asset (including stock) on terms that the property in such asset does not pass until full payment is made or all indebtedness incurred in connection with that acquisition discharged

6.5 The stock-in-trade of the Company is in good condition and free from defects and is capable of being sold by the Company in the ordinary course of its business in accordance with its current price but without rebate or allowance to a purchaser

6.6 Maintenance contracts are in full force and effect in respect of all assets of the Company which it is normal or prudent to have maintained by independent or specialist contractors

6.7 Details of all contracts entered into by the Company for the maintenance of any of the Company's assets are included in the Disclosure Letter or have been disclosed to the

       Purchaser in writing prior to the date of this agreement

6.8 All assets used in connection with the business of the Company are owned by it absolutely and are held free from any lease hire hire purchase or conditional sale agreement bill of sale or other agreement for payment on deferred terms

6.9 No circumstance has arisen or is likely to arise in relation to any asset held by the Company under a lease or similar agreement whereby the
       rental payable has been     or is likely to be increased and in
       particular all such assets have at all relevant times been used for a qualifying purpose within the meaning of the CAA 1990 Section 39

6.10 The assets owned by the Company together with assets held under the hire purchase lease or rental agreements listed in the Disclosure Letter or which have been disclosed to the Purchaser in writing prior to the date of this agreement comprise all assets necessary for the continuation of
       the business of the Company as presently   carried on

6.11 The Subsidiaries are the only subsidiaries of the Company and the particulars set out in Schedule 3 are true and complete. The shares in the Subsidiaries are held and owned as shown in Schedule 3 free from all Incumbrances and with all attached rights and the Company has no other interest in any other company and has never owned or held any other shares or The Company is not the holder or beneficial owner of and has not agreed to acquire any class of any shares or other securities of any other corporation (whether incorporated in England and Wales or elsewhere) other than the shares of one or more of the Subsidiaries

7      Insurances

7.1 There are existing valid policies of insurance for full replacement values against all liabilities risks and losses (including but not
       limited to the losses caused by any    unlawful act on the part of any
       person) against which it is normal or prudent to insure in respect of all property owned by and in the business carried on by the Company

7.2 All premiums due in respect of the Company's insurance policies have been paid in full

7.3 Nothing has been done or has been omitted to be done which could result in any of the Company's insurance policies being or becoming void or voidable

7.4 The Vendors are not aware of any circumstances which would or might entitle the Company to make a claim under any of its insurance policies or which would or might be required under any of its insurance policies to be notified to the insurers

8      Disputes/litigation

8.1 The Company is not engaged whether as plaintiff or defendant or otherwise in any litigation criminal or arbitration proceedings before any court tribunal statutory or governmental body department board or agency and no litigation criminal or arbitration proceedings are pending or threatened by or against the Company and having made due and careful inquiries the Vendors do not know of any facts which are likely to give rise to the same or which are likely to give rise to proceedings in respect of which the Company would be liable to indemnify any person concerned

8.2 The Company is not subject to any order or judgment given by any court or governmental agency and has not been a party to any undertaking or assurance given to any court or governmental agency which is still in force nor are there any facts or circumstances which (with or without the giving of notice or lapse of time) would be likely to result in the Company becoming subject to such an order or judgment or being required to be a party to any such undertaking or assurance

       8.3 None of the Vendors the Company the directors of the Company or any of its employees is the subject of any investigation inquiry process or request for information in respect of any aspect of the activities of the Company by any governmental or European Communities body department board or agency or by any organisation charged with the supervision of any activities from time to time engaged in by the Company and no such procedures are pending or threatened and having made due and careful inquiries the Vendors do not know of any facts which are likely to give rise to any such procedure

8.4 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere in relation to the affairs of the Company and there are no facts which may give rise to such dispute

8.5 There are no claims pending or threatened or capable of arising against the Company by any employee or workman or third party in respect of any accident or injury which are not fully covered by insurance

8.6 The Company has not manufactured and/or sold products which are or have or will become in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or (whether by statute or otherwise) impliedly made by the Company

8.7 The Company has not accepted any liability or obligation to service repair maintain take back or otherwise do or do anything in respect of any articles or stock that would apply after any such article or stock has been delivered by it

8.8 There has been no default by the Company under any agreement trust deed instrument or any arrangement to which the Company is a party and no threat or claim of default has been made and is outstanding and there is nothing which could cause:

       8.8:1 any such agreement or arrangement to be terminated or rescinded by any other party or

       8.8:2 their terms to be worsened or the Company prejudiced as a result of anything done or omitted or permitted to be done by the Vendors or the Company

9.     Compliance with statutes and licences

9.1 The Company has obtained all licences consents approvals permissions permits test and other certificates and authorities (public or private) necessary for the carrying on of its business in the places and in the manner in which such business is now carried on all of which are valid and subsisting and the Vendors know of no reason or of any facts or circumstances which (with or without the giving of notice or lapse of time) would be likely to give rise to any reason why any of them should be suspended cancelled revoked or not renewed

9.2 The Company has established procedures under and has complied with all requirements from time to time in force under the Health and Safety at Work etc Act 1974 and all regulations made under that Act

9.3 The Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations (whether of the United Kingdom or elsewhere)

9.4 The Company has complied in all respects with the provisions of the Data Protection Act 1984 and all regulations made under that Act and has established procedures to ensure continued compliance with all such legislation

9.5 The Company has not received any notice from either the Data Protection Registrar or a Data subject alleging non-compliance with the data
       protection principles or      prohibiting the transfer of data nor has
       any individual claimed or will have the right to claim compensation from the Company under the Data Protection Act 1984 for loss or unauthorised disclosure of data

9.6 No consumer credit agreement or consumer hire agreement made by the Company as creditor or owner or in respect of which it is the supplier under a debtor-creditor supplier agreement or linked transaction has been made in breach of the Consumer Credit Act 1974 or the regulations made under that Act

10     TRADING POSITION

10.1   Since the Accounting Date:

       10.1:1   there has been no material adverse change (nor is any such material change expected) in the position or prospects of the Company or in the value or state of the assets or amount or nature of the liabilities of the Company as compared with the position disclosed in the Audited Accounts

       10.1:2   the Company has not disposed of any assets or assumed or
       incurred any outstanding capital commitment or any material liabilities (whether actual or contingent) otherwise than in the ordinary course of carrying on its business (and for this purpose disposals of fixed assets fixed and loose plant and machinery fixtures and fittings vehicle and office equipment shall be deemed to be not in the ordinary course of business)

       10.1:3 the business of the Company has been carried on in the ordinary and usual course of business without interruption and so as to maintain the same as a going concern

10.2 The turnover of the Company's business to date is not materially less than it was for the corresponding period in the financial year ending on the Accounting Date (treating the turnover in that corresponding period as increased by the same proportion as the prices charged by the Company have increased since that period) and to the extent that the business of the Company is seasonal the patterns of trading of the Company is not materially different to the pattern of trading observed during each of the [3 years] ending on the Accounting Date

10.3 The overheads of the Company's business (including the direct costs of materials purchases and manufacturing) to date are not materially greater as a proportion of turnover than the proportion in the corresponding period in the financial year ending on the Accounting Date

10.4 The value of work-in-progress and the value of orders and inquiries received by the Company in respect of which work has not yet commenced or a contractual obligation to perform has not yet been entered into are not materially less than those values for the corresponding time in the financial year ending on the Accounting Date (treating those values as increased by the same proportion as the prices charged by the Company have increased since that corresponding time)

10.5 The Company's business has not been materially and adversely affected by the loss of any important customer or source of supply

10.6 There has been no major change in the nature or conduct of the business carried on by the Company or the number size or market share of its competitors during the 3 years prior to the date of this agreement

10.7 The Company is entitled to carry on the business now carried on by it and carried on by it during the 3 years prior to the date of this agreement without any conflict with any valid right of any other person firm or company

10.8 No substantial part of the business of the Company is carried on or is required to be carried on with the agreement or consent of a third party nor is there any agreement which significantly restricts the field in which the Company carries on business

10.9 The Company has not committed or omitted to do any act or thing which could give rise to any fine or penalty nor is the Company party to any agreement practice or arrangement which in whole or in part:

       10.9:1   contravenes the provisions of the Trade Descriptions Acts 1968 and 1972

       10.9:2    would or might result in a reference of a consumer trade
       practice (within the meaning of the Fair Trading Act 1973) or be liable to reference to the Consumer Protection Advisory Committee under Part II of that Act or which is the subject matter of a report to or of an order by the Secretary of State under that Act

       10.9:3    contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977

       10.9:4    contravenes any provisions of the EEC Treaty or any regulation or other enactment made under that Treaty or

       10.9:5    contravenes any other anti-trust anti-monopoly or anti-cartel legislation or regulations

       10.10 The Company has not engaged in any course of conduct which amounts to an anti-competitive practice within the meaning of the Competition Act 1980 or which is unlawful by virtue of the Resale Prices Act 1976

10.11 No agreement arrangement or other practice of the Company is or has been the subject of an investigation report or decision by the Director General of Fair Trading the Monopolies and Mergers Commission or the Commission of European Communities or has been the subject of a judgment from the Restrictive Practices Court nor has the Company received any process notice communication or request for information by or on behalf of the Director General of Fair Trading the Monopolies and Mergers Commission the Secretary of State for Trade and Industry or the Commission of the European Communities relating to any aspect of the business of the Company

11     CONTRACTS AND ARRANGEMENTS

11.1 There are not now outstanding with respect to the Company or to which the Company is a party:

       11.1:1   any long term unusual or onerous contract or any contract not made in the ordinary course of business and at Completion there will not be any and there are no contracts or obligations practices arrangements or agreements outstanding of a nature or magnitude calling for special attention

       11.1:2   any joint venture consortium or other partnership arrangement or agreement

       11.1:3   any arrangements contractual or otherwise between the Company and any third party which will or may in accordance with its terms be terminated as a result of any change in the central management or shareholders of the Company or of the sale and purchase provided for in this agreement or of compliance with any other provision of this agreement

       11.1:4   any arrangements contractual or otherwise which constitute or involve breaches or violations of or default with respect to the requirements or conditions of any statute treaty regulation or bye-law
       or other obligation   of the United Kingdom or any foreign country
       relating to the Company or the carrying on of its business

       11.1:5   any contract for services (other than contracts for the supply of electricity gas water telecommunications or normal office services)

       11.1:6   any power of attorney contract of agency or distributorship or subsisting licence

       11.1:7   (excepting guarantees or warranties implied by law with respect to goods or services supplied or performed by the Company in the ordinary course of business) any guarantee warranty undertaking or contract for indemnity or for suretyship under which the Company is under a prospective or contingent liability

       11.1:8   any agreement or arrangement entered into by the Company
       otherwise than by way of bargain at arms length or on arms length terms and in the ordinary course of the Company's business

       11.1:9   any contracts or arrangements of whatever nature binding on the
       Company which cannot be terminated without giving rise to any liabilities whatever on the part of the Company by the Company giving 3 months' notice or less

       11.1.10 any agreement or arrangement which cannot readily be fulfilled or performed by the Company in accordance with its terms and without undue or unusual expenditure or effort or without making a loss

       11.1:11 any agreement containing covenants limiting or excluding its right to do business and/or compete in any area or any field or with any person firm or company

       11.1:12 any agreement or arrangement which the Vendors or the Company know or believe to be invalid or in respect of which there are grounds for its determination rescission avoidance or repudiation (whether by the Company or any other party)

       11.1:13 any agreement or arrangement which involves or is likely to involve obligations or liabilities which by reason of their nature or magnitude ought reasonably to be made known to an intending purchaser of the Shares

11.2 The Vendors have no knowledge information or belief that since the Accounting Date or after Completion or as a result of the proposed acquisition of the Company by the Purchaser:

       11.2:1   any supplier of the Company has ceased or will cease supplying the Company or may substantially reduce its supplies to the Company or

       11.2:2   any customer of the Company has terminated or will terminate any contract with the Company or cease or materially reduce its business with it

11.3 To the best of the knowledge information and belief of the Vendors there do not exist any special facts or circumstances which might lead to a restriction impediment or cessation of the manufacture and/or distribution of any products presently manufactured and/or distributed or planned to be manufactured and/or distributed by the Company

11.4 No offer tender or the like given or made by the Company on or before the date of this agreement and still outstanding is capable of giving rise to a contract merely by a unilateral act of a third party


12     INTELLECTUAL PROPERTY RIGHTS

12.1 All patents, trade marks, registered designs, design rights, applications for any of the foregoing, copyrights, trade or business names, inventions, processes, know-how and other industrial property rights ('Intellectual Property Rights') purported to be used or required by the Company are in full force and effect and are vested in and beneficially owned by the Company free from Incumbrances

12.2 The Disclosure Letter lists all such or The Vendors have disclosed to the Purchaser in writing prior to the date of this agreement details of all Intellectual Property Rights in respect of which the Company has been registered as proprietor or in respect of which application for registration has been made. None of the Intellectual Property Rights is being used claimed opposed or attacked by any other person nor does the use of such Intellectual Property Rights or any part of them infringe the

       Intellectual Property Rights owned or enjoyed by any third party

12.3 There are no Intellectual Property Rights owned or used by the Company capable of registration which have not been so registered or in respect of which application for registration has not been made and is pending

12.4 None of the Intellectual Property Rights owned or used by the Company is the subject of any claim opposition attack assertion or other arrangement of whatever nature which does or may impinge upon their use validity enforceability or ownership by the Company and there are no grounds or other circumstances which may give rise to the same

12.5 The Company is not using any process which involves the exercise of rights owned by third parties or gives rise to a liability to pay compensation under the Patents Act 1977 or makes use of information confidential to a third party except under valid licences from such third parties all of which are in full force and effect and are listed in the Disclosure Letter

12.6 No licences or registered user or other rights have been granted or agreed to be granted to any third party in respect of such Intellectual Property Rights

12.7 No disclosure has been made to any person other than the Purchaser of any industrial know-how or the financial or trade secrets of the Company except properly and in the ordinary course of business and on the
       footing that such   disclosure is to be treated as being of a
       confidential nature

12.8 No act has been done or has been omitted to be done to entitle any authority or person to cancel forfeit or modify any Intellectual Property Rights

12.9 The Company does not carry on business under any name other than Rotec Chemicals Limited

12.10 The Company has complied in all respects with the requirements of the Companies Acts with regard to company names and business names and such names do not infringe the rights of any third party

13     EMPLOYEES

13.1 The replies to the employment inquiries included in the Disclosure Letter ('the Employment Replies') are true and accurate in all respects

13.2 Full particulars of the names and addresses dates of birth dates of commencement of employment or appointment to office salaries and terms and conditions of employment of all of the employees and officers of the Company including all remuneration payable (including accrued holiday pay) participation in benefit schemes such as medical expenses permanent health insurance pension company car etc any profit sharing commission incentive or discretionary bonus arrangements to which the Company is a party (whether legally binding on the Company or not) and all other benefits provided which the Company is bound to provide (whether now or in the future) to each officer and employee of the Company are set out fully and accurately in the Employment Replies

13.3   There are not now outstanding:

       13.3:1   any service agreements or contracts between the Company and any of its directors officers executives or employees which cannot be terminated by the Company by 12 weeks' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment)

       13.3:2   any recognition or other agreement or arrangement (whether or not legally binding) between the Company and any trade union or other body representing its employees

       13.3:3   any liabilities of the Company for industrial training levy or for any other statutory or governmental levy or charge

13.4 The Vendors are not aware of any outstanding claim against the Company by any person who is now or has been an officer or employee of the Company and no disputes have during the preceding 3 years arisen between the Company and any material number or category of employees and there are no present circumstances which are likely to give rise to any such dispute

13.5 The Company has at all times complied as respects all its employees with the Employment Protection (Consolidation) Act 1978 as amended and the Company is not under any present future or contingent liability to pay compensation for loss of office or employment to any ex-officer or ex-employee and no payments are now due by the Company under the Employment Protection (Consolidation) Act 1978

13.6 Since the Accounting Date no change has been made in the rate of remuneration or the endowment or pension benefits of any director or employee or in the terms of employment of any officer or senior executive. No negotiations for any increase in the remuneration or benefits of any officer or employee of the Company are current or likely to take place within 6 months after Completion

13.7 None of the following are in existence and there are no proposals for any of the following:

       13.7:1    profit sharing schemes

       13.7:2    share option schemes

       13.7:3    'phantom' share option schemes

       13.7:4    profit related pay schemes

       13.7:5    employee share ownership trusts under the Finance Act 1989

       13.7:6    employee benefit trusts

14     PENSIONS

14.1 In this clause the following words and expressions shall have the following meanings:

       14.1:1    'Defined Benefit Scheme' means a scheme under which the amount of some or all of the benefits payable to or in respect of a member of the scheme is calculated in accordance with a formula which takes account of the service of the member to retirement death or withdrawal and the remuneration of the member averaged over his service at or close to his retirement death or withdrawal

       14.1:2    'Defined Contribution Scheme' means a scheme under which the amount of the benefits or the amount of the benefits other than some or all of the benefits payable on death before becoming a pensioner payable to or in respect of a member of the scheme is calculated by reference to the contributions made to the scheme by and in respect of the member

       14.1:3    'Personal Pension Scheme' means any personal pension scheme approved or provisionally approved for the purposes of ICTA 1988 Part XIV Chapter IV to which contributions have been made or are intended to be made pursuant to any agreement arrangement custom or practice

       14.1:4    'Vendors' Pension Scheme' means (name) established by the
       interim trust deed dated (date) and made between (parties)

14.2 Full and complete particulars of all obligations of and promises made by the Company (whether legally enforceable or not and whether or not approved or capable of approval by the Inland Revenue for the purposes of ICTA 1988 Part XIV Chapter 1) to pay any gratuity or to provide retirement death disability sickness accident termination of employment (whether voluntary or not) or other like benefit or to contribute to or participate in any scheme or any arrangement providing any such benefits for or in respect of any employee of the Company have been disclosed to the Purchaser in the Disclosure Letter or in writing prior to the date of this agreement

14.3 In relation to the Vendors' Pension Scheme full details [are contained in or annexed to the Disclosure Letter including (without limitation) the following:

       14.3:1    copies of all agreements deeds plans announcements policies or other arrangements and rules
       governing or relating to the Vendors' Pension Scheme

       14.3:2    copies of all explanatory literature (including in particular booklets) issued to employees of the Company who are or may become members of the Vendors' Pension Scheme

       14.3:3    a copy of the report of the most recent actuarial valuation of the Vendors' Pension Scheme together with copies of any written supplementary actuarial advice relating to the funding of the Vendors' Pension Scheme

       14.3:4   details of any proposed amendment to the Vendors' Pension
       Scheme which has been announced or is being considered

       14.3:5   details of any discretionary increases to pensions in payment under the Vendors' Pension Scheme granted in the (number) years prior to the date of this agreement

       14.3:6   details of any discretionary practices which may have led any person to expect additional benefits in a given set of circumstances

       14.3:7   copies of all policies effected with and agreements with any insurance company for the purposes of the Vendors' Pension Scheme

       14.3:8   particulars of the assets of the Vendors' Pension Scheme by reference to the categories listed in the Occupational Pension Schemes (Disclosure of Information) Regulations 1986 Schedule 3 including particulars of any self-investment (as defined in those Regulations) and of any investment in which more than 5% of the total value of the net assets of the Vendors' Pension Scheme is invested

       14.3:9   a list of the active members pensioners and deferred pensioners of the Vendors' Pension Scheme with all particulars of them relevant to their membership of the Vendors' Pension Scheme and necessary to establish their entitlements to benefits and

       14.3:10 a copy of any agreement with any person providing services of any nature in connection with the Vendors' Pension Scheme including without limitation investment management or advisory services administration and data-processing services

14.4 No discretion or power has been exercised under the Vendors' Pension Scheme to:

       14.4:1   augment benefits

       14.4:2   admit to membership any individual who would not otherwise have been eligible for admission to membership

       14.4:3   admit to membership any individual member or group of members on terms which provided for or envisaged the payment of a transfer value or a transfer of assets from another scheme to the Vendors' Pension Scheme in a case in which the payment or transfer has not been made or has not been made in full

       14.4:4   provide a benefit which would not otherwise be provided

       14.4:5   pay a contribution which would not otherwise have been paid or

       14.4:6   in the (number) year period ending on the date of this
       agreement pay a transfer value or make a transfer of assets to another scheme the amount or value of which was greater than the cash equivalent to which the individual acquired a right under the Social Security Pensions Act 1975 Schedule 1A Part II

14.5 All benefits (other than a refund of contributions from the Vendors' Pension Scheme) payable under the Vendors' Pension Scheme on the death of the member or during periods of sickness or disability of the member are at the date of this agreement fully insured under a policy effected with an insurance company of good repute and each member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid and the Vendor does not know of any reason why payment of such benefits should be refused

14.6 The Vendors' Pension Scheme is approved as an exempt approved scheme within the meaning of ICTA 1988 Part XIV Chapter 1 and each employee of the Company who has been admitted to or promised admission to membership of the Vendors' Pension Scheme has been admitted or promised admission on terms which are consistent with such continued approval and the Vendor is not aware of any reason why such approval should be withdrawn. No payment or repayment of any of the assets of the Vendors' Pension Scheme has been made to the Company or to any employee in the Vendors' Pension Scheme since the date of the most recent actuarial valuation disclosed to the Purchaser

14.7 The trustees of the Vendors' Pension Scheme have legal title to all the assets of the Vendors' Pension Scheme and there are no incumbrances over any such assets

14.8 At the date of this agreement there is no contribution due but unpaid nor any amount to be transferred into the Vendors' Pension Scheme which remains outstanding

14.9 Since the date of the most recent actuarial valuation of the Vendors' Pension Scheme contributions have been made to the scheme at a rate or rates not lower than that or those recommended in the report of the actuarial valuation

14.10 The Vendors' Pension Scheme is a Defined Benefit Scheme which is sufficiently and effectively funded on an on-going basis using actuarial assumptions which are within the range of generally accepted actuarial practice in relation to all relevant factors (which assumptions include without limitation those specified in paragraph 14.1 1 below) to ensure all benefits currently prospectively and contingency payable under the Vendors' Pension Scheme at least to the extent to which they have accrued at Completion

14.11 The assumptions referred to in paragraph 14.10 above include the following:

       14.11:1   the members to whom the benefits relate remain in pensionable employment under the Vendors' Pension Scheme until their normal pension date under the Vendors' Pension Scheme subject to reasonable assumptions as to withdrawal early retirement or death

       14.11:2   each member's remuneration used for determining benefits under the Vendors' Pension Scheme shall be increased in respect of the period from Completion to the member's normal pension date or earlier assumed date of withdrawal early retirement or death at a rate which is consistent with the assumption as to the yield on investments and

       14.11:3   provision shall be made to reflect the recent practice of the
       Vendors' Pension Scheme with regard to the provision of increases to pensions in payment and in deferment

[14.12 The Vendors Pension Scheme is a Defined Contribution Scheme and no assurance promise or guarantee (whether oral or written) has been made or given to any member of the Vendors' Pension Scheme of any particular level or amount of benefits (other than insured lump sum death in service benefits) to be provided for or in respect of him under the Vendors' Pension Scheme on retirement death or leaving service

14.13 The Company may terminate any obligation it may have to contribute to the Vendors' Pension Scheme without incurring any liability to any member of the Vendors' Pension Scheme under any agreement or arrangement with the member]

14.14 The Vendors' Pension Scheme is a contracted-out scheme for the purposes of the Social Security Pensions Act 1975 and has been administered in accordance with the contracting-out requirements of Part II of that Act. The Company [holds or is named in] a current contracting-out certificate issued in relation to the Vendors' Pension Scheme and the Vendor is not aware of any reason why the certificate should be withdrawn or the Company's name removed

14.15 There is set out in or annexed to the Disclosure Letter a statement of the basis on which the Company has undertaken to contribute to each scheme which has been disclosed and which is a Personal Pension Scheme and the rate and the amount of the contributions in respect of each member of such scheme made in the 3 year period ending on the date of this agreement

14.16 No assurance promise or guarantee (whether oral or written) has been made or given to any member of any disclosed scheme which is a Personal Pension Scheme of any particular level or amount of benefits to be provided for in respect of him under such disclosed scheme on retirement death or leaving service. The Company may terminate any obligation it may have to contribute to any such disclosed scheme being a Personal Pension Scheme without incurring any liability to any member of such scheme under any agreement or arrangement with the member

15     THE PROPERTIES

15.1 The Properties comprise all the freehold and leasehold properties owned by the Company or occupied by it under licence or in which the Company has any other interest

15.2 The Company has a good marketable and unassailable title to and has vacant possession of each of the Properties

15.3   The Company is the legal and beneficial owner of each of the Properties

15.4 The information contained in Schedule 4 as to the tenure of each of the Properties the principal terms of the leases or licences held by the Company and the principal terms of the tenancies or licences subject to which the Properties are held is true and accurate in all respects

15.5 Each of the Properties and their title deeds are free from any mortgage charge rent charge lien incumbrance or other third party right whether in the nature of security or otherwise

15.6 There is no option or agreement for sale mortgage charge (whether specific or floating) lien lease agreement for lease condition restrictive covenant or any other incumbrance in respect of the Properties or any part of them (except as set out in Schedule 4) and the Properties are not subject to the payment of any outgoings (except the usual rents rates and taxes) nor are there any persons in unlawful possession or occupation of or who have or claim any rights or easements of any kind in respect of the Properties or any part of them adverse to the estate interest right or title of the Company

15.7 The rent collected by the Company in respect of such part or parts of the Properties as have been let will not exceed the rent legally payable and recoverable under the terms and conditions of their letting and all subsisting legislation and the tenants under the leases set out in
       Schedule 4 have observed all covenants and conditions    contained in
       such leases and have not at any time been in breach of their terms

15.8   There are not in respect of the Properties or any part of them:

       15.8:1    any outstanding notices or orders issued by or
       agreement with any local or other authority

       15.8:2    any proceedings in respect of any infringement of the building bye-laws or any monetary claim or liability (contingent or otherwise) under Town & Country Planning legislation or regulations or otherwise

       15.8:3    any enforcement or stop notice under the Town and Country
       Planning legislation or relevant regulations or

       15.8:4    any order or resolution for the compulsory acquisition of the
       Properties or any part of them by any authority or any notice for closing demolition clearance or requisition of the Properties and the Vendors are not aware of any proposals in relation to any of the matters referred to in this paragraph or any other circumstances known which might result in any such order notice or proceedings being made or served or which may otherwise affect any of the Properties


15.9 The Properties have been constructed for purposes permitted under the provisions of the Town and Country Planning legislation orders and regulations applicable to them and in accordance with the requirements of the relevant local or other interested authorities which have been fully complied with and the user or intended user of them is as of right and/or the permitted user of them for the purposes of such legislation orders and regulations and it is not likely to be adversely affected by planning proposals nor is it other than the indicated primary use under approved development plans for the relevant area in which the Properties are situated

15.10  The Company in whom title is vested:

       15.10:1 has paid all rent insurance service charges and other outgoings that may be payable in respect of the leasehold Properties and

       15.10:2 has performed and observed all covenants (whether in relation to freehold or leasehold land) conditions agreements statutory requirements planning consents bye-laws orders and regulations affecting
       the Properties   and requiring observance or performance by it and no
       notice of any breach of any such matters has been received

15.11 No structural or other material defects have appeared in respect of or affected the buildings and structures on or comprising the Properties any additions or fixtures annexed to or any part of the Properties and all such buildings and structures are in good and substantial repair and condition and the Company has incurred no liability for dilapidations in respect of any leasehold Properties

15.12 In respect of all buildings comprised in the Properties to which any enactment regulation or order relating to protection against or means of escape from fire applies all requirements of such enactment regulation or order and of any notice or order have been complied with to the satisfaction of the district surveyor and other appropriate officer and no order prohibiting the occupation of a building or part of it has been made under such enactment regulation or order and no issue of such notices or orders has been intimated to the Company

15.13 There is no other matter of which the Vendors are or ought to be aware on reasonable inquiry and which adversely affects the value of the Properties or casts any doubt on the right or title of the Company to them which should be revealed to a purchaser of the Shares of the Company

15.14 Since the Accounting Date the Company has not acquired or disposed of any land or buildings or any estate interest right or title in any land or buildings

15.15 The Company has at all times complied with the Factories Act 1961 the Public Health Acts 1875 to 1961 the Offices Shops and Railway Premises Act 1963 the Control of Pollution Act 1974 and the Health and Safety at Work etc Act 1974 and the Clean Air Act 1993

15.16 No high alumina cement, blue asbestos cement, wood wool formers, calcium chloride or other deleterious material has been employed in the construction or conversion of the Properties or any part of them or any addition to them

15.17 The Company has not at any rime assigned or otherwise disposed of any leasehold property of which it was first or subsequent lessee

15.18 All capital allowances rating reliefs and other benefits received by the Company in respect of the Properties were granted pursuant to a proper and valid claim and leave no scope for demand for recovery from the Company

16     Environmental matters

16.1 No Environmental Authorisations are required to be in force or obtained in connection with the Company's continued use of the Properties or the conduct of its existing businesses or The Company has obtained the Environmental

       Authorisations listed in Schedule 8 and true and complete copies of all Environmental Authorisations held by the Company are contained in the Disclosure Letter

16.2 The Environmental Authorisations constitute all the Environmental Authorisations required under Environmental Legislation to be obtained in connection with the use of the Properties or the conduct of the Company's businesses

16.3 Each of the Environmental Authorisations held by the Company is in full force and effect and no fees or charges are outstanding in respect of them

16.4 No claim of any violation breach or infringement of Enviromnental Legislation has been made against the Company

16.5 No proceeding or other action of whatever nature is pending or is threatened or under consideration seeking the suspension revocation enforcement prohibition variation or limitation of any Environmental Authorisation or seeking to impose any penalty applicable under any Environmental authorisation or related legislation

16.6 The continuing conduct of the businesses of the Company or use of the Properties by the Company will not give rise to any claim proceeding or action under any Environmental Legislation

16.7 There are no facts or circumstances nor have there been any 'substantial changes' to a 'prescribed process' (as those terms are defined in the Environmental Protection Act 1963) which will or are likely to result in any of the Company's Environmental Authorisations being suspended revoked varied or limited or which may prejudice their renewal

16.8 No appeals are pending or being contemplated in respect of the refusal of or conditions contained in any of the Company's Environmental Authorisations or any action taken in respect of any Environmental Authorisation

16.9 The Company has no reason to believe that those Environmental Authorisations which have not yet been granted and are pending will not
       be granted within a    reasonable period of time

16.10 There has been and is no breach of any of the Environmental Authorisations or Environmental Legislation

16.11 The existence and use of the Properties machinery and other property employed in the conduct of the businesses of the Company has been and is in accordance with the Environmental Authorisations and Environmental Legislation

16.12 There are in relation to the businesses of the Company and/or the Properties no past or present events conditions circumstances activities practices incidents actions or plans which interfere with or prevent compliance or which give rise to any common law or legal liability or otherwise form the basis of any claim action suit proceeding hearing or investigation related to matters arising under or pursuant to the Environmental Legislation

16.13 There has been no spill discharge leak emission injection escape deposit or release of any kind on the Properties or into the environment whether from the Properties or otherwise of any substances material or waste (whether solid liquid or gaseous) capable of causing harm to the health of living organisms or the environment or other interference with the ecological systems of which living organisms form part and in the case of man includes offence caused to any of his senses or harm to his property related to the businesses of the Company other than those releases permissible under the Environmental Authorisations held by the Company or Environmental Legislation

16.14 There is not currently and there has not been on the Properties any spin leakage discharge release or deposit (whether to water land sewage systems or air or a combination of these) of any substance material or waste (whether solid liquid or gaseous) which:

       16.14:1   is capable of causing harm to the health of living organisms or the environment or other interference with the ecological systems of which living organisms form part and which in the case of man includes offence caused to any of his senses or harm to his property or

       16.14:2   which may inhibit or restrict or make materially more costly any operation of the businesses of the Company or the occupation of or redevelopment of the Properties or any part of them by reason of contamination or otherwise

16.15 No notice order judgment demand or letter requiring the taking of remedial or other action under or pursuant to the Environmental Legislation has been served on or received by the Company

16.16 The Company has no indebtedness obligation or liability absolute or contingent in respect of the Environmental Legislation with respect to the storage treatment clean-up or disposal of any pollutant contaminant substance material or waste (whether solid liquid or gaseous)

16.17 Neither the Company or the Properties nor the businesses of the Company have been the subject of any environmental audit any evaluation assessment study or test

17     Taxation

17.1   General

       17.1:1 All returns computations and payments which should be or should have been made by the Company for any fiscal purpose have been prepared on a proper basis and submitted within the prescribed time limits and are up-to-date and correct none of them is now the subject or likely to be the subject of any dispute with the Inland Revenue and will not give rise to any disallowance of relief allowance deduction or credit or any assessment (including any claim by the Inland Revenue for any penalty interest surcharge or fine) and no taxation authority has investigated or indicated that it intends to investigate the tax affairs of the Company

       17.1:2 An Taxation liabilities of the Company including contingent and deferred liabilities as at the Accounting Date are fully provided for in the Audited Accounts

       17.1:3 The books and records of the Company are up-to-date and contain sufficient detail in appropriate form to enable the Taxation liability of the Company to be established and to determine the Tax consequences which would arise on any disposal or realisation of any asset owned at the Accounting Date or acquired since that date but before Completion

       17.1:4 No event has occurred which will result in the Company becoming liable to pay or to bear any Taxation which is primarily or directly
       chargeable against or   attributable to any person firm or company other
       than the Company

       17.1:5 The execution or completion of this agreement will not result in any profit or gain being deemed to accrue to the Company for Taxation purposes. [As at the Accounting Date the Company had available for setting off against future income profits or gains reliefs aggregating in total as detailed in the Disclosure Letter against the name of the Company

       17.1:6 All rents interest annual payments and other sums of an income nature paid during or in respect of the 3 years ending on the Accounting Date or payable by the Company or which the Company is under an obligation to pay in the future are wholly allowable as deductions or charges in computing profits for the purposes of corporation tax

       17.1:7 The Company has not made any payment to or provided any benefit for any officer or employee during the 3 years ended on the Accounting Date which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes in the accounting period in which it was paid

       17.1:8 Since the Accounting Date the Company has not been involved in any transaction which has given or may give rise to a liability to Taxation on the Company (or would have given or might give rise to such a liability but for the availability of any relief allowance deduction or credit) other than corporation tax on normal trading income of the Company (and not chargeable gains or deemed income) arising from transactions entered into in the ordinary hours of business

       17.1:9 Since the date of the last accounts which have been agreed with the Inland Revenue the Company has not been engaged in any transaction or arrangement in respect of which there may be substituted for the consideration given or received by the Company a different consideration for Taxation purposes

       17.1:10The Company has not during the 3 years ending on the Accounting Date made any claim under:

              17.1:10.1     ICTA 1988 Section 242 (set-off of losses etc
                            against surplus franked investment income) or

              17.1:10.2     FCTA 1988 Section 584 (relief for unrefundable
                            overseas income)

17.2   PAYE and other withholding tax

       17.2:1 An income tax under the PAYE system and payments due in respect of employees' contributions to National Insurance have been deducted from all payments made or treated as made by the Company and (together with any employer's contribution) have been duly paid by the Company to the Inland Revenue in the appropriate manner and the Company has complied with all its reporting obligations in connection with the benefits provided for employees and directors of the Company

       17.2:2 All payments by the Company which ought to have been made under deduction of Tax have been so made and the Company has (if required by law to do so) accounted to the Inland Revenue for the Tax so deducted including in particular any under the tax deduction scheme contained in ICTA 1988 Part XIII Chapter IV (sub-contractors in the construction industry)

17.3   Financing

       17.3:1 The Company has not at any time after 5 April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase any shares of any class of its issued share capital

       17.3:2 The Company has not at any time after 5 April 1965 capitalised or agreed to capitalise in the form of shares or debentures any profits or
       reserves of any class or    description or passed or agreed to pass any
       resolution to do so

       17.3:3 No securities (within the meaning of ICTA 1988 Section 254(1)) issued by the Company and remaining in issue at the date of this agreement were issued in circumstances such that the interest payable on them falls to be treated as a distribution under ICTA 1988 Section 209(2)(d) and (e)

       17.3:4 The Company has not made or received any distribution which is an exempt distribution within ICTA 1988 Sections 213-218 (demergers)

       17.3:5 The Company has not received any capital distribution to which the provisions of ICTA 1988 Section

       346 (capital distribution of chargeable gains recovery of tax from shareholders) could apply

       17.3:6 The Company has not issued any shares to which the provisions of ICTA 1988 Sections 249-251 and 254 (scrip dividends) could apply nor does the Company own any such shares

       17.3:7 The Company has not since the Accounting Date made any payment which is or will be treated as a distribution for Taxation purposes

17.4   Groups

       17.4:1 The Disclosure Letter contains particulars of all elections made by the Company under ICTA 1988 Section 247 (group dividends and interest) and all such elections are now in force or The Company has not made or purported to make any elections under ICTA 1988 Section 247 (group dividends and interest) and the Company has not paid any dividend without paying advance corporation tax or made any payment without deduction of income tax in the circumstances specified in Section 247(4) of that Act

       17.4:2 The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by ICTA 1988 Section
       402) to which the Company is or has been or becomes before Completion a party and

              17.4:2.1 all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax

              17.4:2.2 the Company has not made nor is liable to make nor will before Completion become liable to make any payments under any such arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax and

              17.4:2.3 the Company has received all payments due to it under any such arrangement or agreement for surrender of group relief made by it or The Company has not received or surrendered nor purported to receive or surrender any group relief (as defined in ICTA 1988 Section 402)

       17.4:3 The Disclosure Letter contains particulars of all arrangements and agreements to which the Company is or has been or will before Completion become a party relating to the surrender of advance corporation tax made or received by the Company under ICTA 1988 Section 240 and:

              17.4:3.1 the Company has not paid nor is liable to pay for the benefit of any advance corporation tax save in consideration for such surrender which has been or will be set-off against the Company's liability to corporation tax and

              17.4:3.2 the Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it or The Company has neither made nor received nor purported to make or receive any surrender of the benefit of advance corporation tax under ICTA 1988 Section 2401


              17.4:4 No shares owned by the Company are held as trading stock

17.5   Close company provisions

The Company is not nor has it been in respect of any accounting period ended within the 6 years prior to the Accounting Date a close company within the meaning of ICTA 1988 Section 414

or

       17.5:1 Accounts (together with reports of the directors) in respect of all accounting periods ended within the 6 years ending on the date of this agreement have been transmitted to the Company's Inspector of Taxes pursuant to ICTA 1988 Schedule 19 Paragraph 16 together with the additional information thereby required and the Inspector of Taxes has either intimated that he proposes to make no apportionment in respect of any such period or has failed within 3 months of any such transmission to notify his intention to make an apportionment

       17.5:2 The information and particulars supplied to the Inspector of Taxes under the said Paragraph 16 were such as to make full and accurate disclosure of all facts and considerations which were material to be known by him in respect of any such transmission

or

       No apportionment within ICTA 1988 Section 423 has ever been made or threatened against the Company nor are any facts or circumstances known to the Vendors which indicate that any such apportionment is likely or

       17.5:1 The Company has at all times up to exchange of this agreement been a 'trading company' or a 'member of a trading group' as defined in ICTA 1988 Schedule 19 Paragraph 7

       17.5:2 The Company is not and never has been a close investment holding company as defined in ICTA 1988 Section 13A

       17.5:3 No loan or advance within ICTA 1988 Section 419 has ever been made by the Company nor has the Company released or written off or agreed to release or write off the whole or any part of any such loan or advance

       17.5:4 The Company does not have any interest whether direct or indirect in any company on the disposal of the assets of which a liability could arise under TCGA 1992 Section 13 (non-resident company which would be close if resident)

17.6   Capital gains tax

       17.6:1 If each of the capital assets of the Company were disposed of for a consideration equal to the book value of that asset in or adopted for the purpose of the Audited Accounts no liability to corporation tax on chargeable gains would arise by reason of any such disposal

       17.6:2 Full details of all assets currently owned by the Company in relation to which any charge to Tax might at any time within the next 6 years arise under TCGA 1992 Sections

       178-181 (company ceasing to be member of a group):

              17.6:2.1 on the sale of the Company pursuant to this agreement or

              17.6:2.2 on the sale of any company which is at the date of this agreement a subsidiary of the Company are (together with the current allowable expenditure in relation to each of such assets) set out in the Disclosure Letter

       17.6:3 The Company does not own any shares or securities acquired as a 'new holding' under the provisions of TCGA 1992 Sections 126-130 as extended by TCGA 1992 Sections 132, 135 and 136

       17.6:4   The Company has not made any such election as is referred to in
       TCGA 1992 Section 35(5) (31 March 1982 rebasing)

       17.6:5   The Company has not engaged in any transactions which may
       hereafter result in an adjustment being made under TCGA 1992 Sections 29, 30, 31, 32, 33 or 34 of the consideration received on any future disposal (value shifting)

       17.6:6 On any disposal by the Company of shares in any of its subsidiaries the relevant allowable base cost for capital gains purposes
       will not be reduced by virtue of   TCGA 1992 Sections 182-184 (removal
       or restriction of indexation allowance in certain circumstances)

       17.6:7   The Company has not made a claim or election under any of the following:

              17.6:7.1 TCGA 1992 Section 279 (foreign assets delayed remittance) 23 (capital sums compensation and insurance money) 24 (assets lost or destroyed or whose value becomes negligible) or 48 (consideration due after time of disposal)

              17.6:7.2 TCGA 1992 Section 242 (small part disposals) 243 (disposal of authority with compulsory purchase powers) 244 (part disposal consideration exceeding allowable expenditure) 247 (roll-over on compulsory acquisition) 152 or 153 (roll-over on replacement of business assets) or 161(3) (appropriation to trading stock) nor has any claim under those sections been made by any other company so as to affect the base cost of any of the Company's assets for the purpose of calculating chargeable gains

       17.6:8   The Company is not entitled to any capital loss to which TCGA
       1992 Section 18(3) applies (transactions between connected persons)

       17.6:9   The Company has not acquired benefits under any policy of
       assurance otherwise than as original beneficial owner

       17.6:10 No gain chargeable to corporation tax will accrue to the Company on the disposal of any debt owing to the Company

17.7   CAPITAL ALLOWANCES

       17.7:1   The book value of each of the assets of the Company in or
       adopted for the purpose of the Audited Accounts does not exceed the written down value of such asset for the purposes of the CAA 1990

              17.7:1.1 No restrictions under the CAA 1990 Sections 5, 75 and 76 are applicable. No balancing charge
                            pursuant to the CAA 1990 Sections   24 and 34-36 or
                            otherwise will be made on the Company on any disposal of any or all such assets for a consideration equal to or less than the value of such asset or assets in the Audited Accounts


              17.7:1.2 No transaction has been entered into by virtue of which the CAA 1990 Sections 75 or 157 is applicable


       17.7:2   None of the assets for which a capital allowance has been or is capable of being made to the Company has been disposed of or ceased to be used for the purpose of its trade since the Accounting Date

       17.7:3   None of the assets expenditure on which has qualified for a capital allowance under the CAA 1990 Part 1 Chapters 1 or II (industrial buildings) has at any time since such expenditure was incurred been used otherwise than as an industrial building or structure as defined in the CAA 1990 Section 18

17.8   VALUE ADDED TAX

       17.8:1   For the purposes of this paragraph 'the VAT legislation' means
       VATA 1994 and all regulations made or
       imposed under it and any other statutes or other provisions relating to VAT

       17.8:2   The Company is registered as a taxable person for the purposes of the VAT legislation

       17.8:3   The Company has complied in all respects with the VAT
       legislation and has made and maintained full complete correct and up-to-date records invoices and other documents appropriate or requisite for the purposes of such legislation

       17.8:4   The Company is not in arrears with any payment or returns due under the VAT legislation and has not in the past 3 years been in default in respect of any accounting period as the terms 'default' and 'accounting period' are used in the Finance Act 1985 Section 19(1) (the default surcharge) nor has it received any warning within Section 21 (1
       A) of that Act

       17.8:5   The Company is not liable to any abnormal or non-routine
       payment of VAT or to any forfeiture or penalty or to the operation of any penal provision and has not been required by the Commissioners of Customs & Excise to give security

       17.8:6   All transactions by and between members of the Company's Group have been made in accordance with a valid VAT group election and the Company will not be required to make good any default by any other member of such Group in relation to VAT

       17.8:7   The Company is not and will not become liable for VAT by virtue of VATA 1994 Section 47 (agent manager or factor of any person who is not resident in the United Kingdom)

       17.8:8   The Company has not been partially exempt for any VAT
       accounting period at any time in the 5 years prior to Completion and will not in respect of supplies invoiced to it prior to Completion be denied credit for any input tax

       17.8:9   Neither the Company nor any company of which the Company is a relevant associate within the meaning of VATA 1994 Schedule 10 Paragraph 3(7)(election to waive exemption) has elected to waive exemption under Paragraph 2 of that Schedule in relation to any land except as disclosed in the Disclosure Letter and any such elections have effect

       17.8:10 No notice has been received by the Company and the Company is not aware of anything which indicates that the grant to the Company of any interest in or right over land or of any licence to occupy land is and will continue to be other than an exempt supply

       17.8:11 The Company owns no assets which are treated as capital items the input tax on which may be subject to adjustment in accordance with the VAT capital goods scheme

       17.8:12 The Company has not during the last 10 years acquired any assets in circumstances described in VATA 1994 Section 44(1) (transfer of business as a going concern)

17.9 Stamp duty

All documents in the possession or under the control of the Company to which it has been a party and which attract stamp duty or stamp duty reserve tax have been properly stamped. No documents are presently subject to adjudication of claims for exemption or relief and there are no circumstances which may result in the Company becoming liable for any interest or penalties

17.10 Anti-avoidance

       17.10:1 All particulars furnished to the Inland Revenue and its response in connection with any application for any consent or clearance on behalf of the Company under any of the following provisions:

       TCGA 1992 Section 139 (company reconstruction transfer of assets)

       TCGA 1992 Sections 135 and 136 (company reconstructions)

       ICTA 1988 Sections 703-709 (transactions in securities) and

       ICTA 1988 Section 776 (transactions in land)

              17.10:1.1     are included in the Disclosure Letter

              17.10:1.2     fully and accurately disclosed all facts and
                            circumstances material to the decision of the Inland Revenue and:

              17.10:1.2:1   any such consent or clearance as was given is valid
                            and effective and

              17.10:1.2:2   any transaction for which such consent or clearance
                            has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relevant application and consent or clearance

       17.10:2 The Company has not in the 6 years preceding the date of this agreement been a party to any transaction in respect of which the Company its officers directors or advisers considered that there was a risk that the Company could be liable to Taxation:

              17.10:2.1     under the provisions of ICTA 1988 Part XVII
                            (anti-avoidance) or

              17.10:2.2     as a result of the principles enunciated by the
                            House of Lords in Furniss (Inspector of Taxes) v
                            Dawson' and concluded that such a risk was too remote to make provision for it in the relevant accounts of the Company

       17.10:3 The Company has not been a party to or otherwise involved in any transaction scheme or arrangement to which any of the following provisions could apply:

              17.10:3.1     ICTA 1988 Sections 116 (partnerships involving
                            companies) 395 (leasing contracts and company reconstructions) 404 (group relief dual resident companies) and 41 0 (group relief 'arrangements')

              17.10:3.2     ICTA 1988 Section 240(1 1) (ACT surrender
                            'arrangements') and

              17.10:3.3     ICTA 1988 Section 399 (dealings in commodity
                            futures)

       17.10:4 The Company has not without the prior consent of HM Treasury caused permitted or entered into any of the transactions specified in ICTA 1988 Section 765 (migration etc of companies)

       17.10:5 The Company does not have and never has had any interest in a controlled foreign company as defined in ICTA 1988 Section 747

17.11  Inheritance tax

       17.11:1 The Company has made no transfer of value within the IHTA 1984 Sections 94 or 99

       17.11:2 No person has the power under the IHTA 1984 Section 212 to raise any capital transfer tax or inheritance tax by the sale of or charge over any of the Company's assets

       17.11:3 There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to the assets of the Company or the shares of the Company and neither the assets nor the Shares are subject to any Inland Revenue charge as is mentioned in the IHTA 1984
       Section 237

18     Vendors' interests

18.1 No Vendor or Associate or person connected with any Vendor has any interest (direct or indirect) in any other company or business which competes or has competed or is in the future likely to compete or has a
       close trading relationship   with any business now carried on by the
       Company or intends to acquire any such interest

18.2 No indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company and any Vendor or director of the Company or any person connected with any Vendor or such director or in
       which any Vendor   or director or persons connected with them are or may
       be interested (directly or indirectly)

18.3 No person is entitled to receive from the Company any finder's fees brokerage or other commission in connection with the sale and purchase of the Shares under this agreement

18.4 There is not now outstanding and there has not at any time during the past 3 years been outstanding any contract or arrangement to which the Company is a party and in which any Vendor or any director of the Company is or has been interested whether directly or indirectly

18.5 The Company is not a party to nor has its profits or financial position during the past 3 years been affected by any contract or arrangement
       which was not of an     entirely arm's length nature


19     Good standing

19.1 No receiver administrative receiver or administrator has been appointed nor any notice given petition presented or order made for the appointment of any such person over the whole or any part of the assets or undertaking of the company or any of the Vendors

19.2 No petition has been presented no order has been made and no resolution has been passed for the winding up of the Company or for the appointment of a liquidator or provisional liquidator of the Company

19.3 No voluntary arrangement has been proposed or is in force under the Insolvency Act 1986 Section 1 in respect of the Company

19.4 The Company has not stopped payment nor is it insolvent or unable to pay its debts as and when they fall due

19.5 No unsatisfied judgment is outstanding against the Company and no demand has been served on the Company under the Insolvency Act 1986 Section 123(1)(a)

19.6 No distress execution or other process has been levied in respect of the Company which remains undischarged nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company

19.7 There are not pending or in existence any investigations or inquiries by or on behalf of any governmental or other body in respect of the affairs of the Company

19.8 None of the activities or contracts or rights of the Company is ultra vires unauthorised invalid or unenforceable or in breach of any contract or covenant

19.9 The Company has at all times carried on business and conducted its affairs in all respects in accordance with its memorandum and articles of association for the time being in force and any other documents to which it is or has been a party

19.10 The Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business

20     The Subsidiaries

None of the Subsidiaries:

20.1   has ever traded or is currently trading

20.2 owns or holds (whether or not in a nominee capacity) any assets (other than cash in respect of amounts contributed by way of paid up share capital)

20.3 has or has ever had any liabilities of any nature whatever whether actual or contingent or otherwise and including any of a Taxation nature

20.4 has or has ever had any employees or is under any actual or contingent liability to any former employee

21     Miscellaneous

21.1 The Company does not carry on or have a place of business at any branch or other location (whether in the United Kingdom or elsewhere) other than at and from the Properties

21.2 All title deeds and agreements to which the Company is a party and any other documents in the enforcement of which the Company is interested have been duly stamped and all such deeds and documents owned by or which ought to be in the possession of the Company are in the possession of the Company

21.3 All information contained in the Disclosure Letter and all information or documents concerning the Company supplied in writing to the Purchaser its Solicitors or accountants by the Company or the Vendors or its or their agents during the course of negotiations leading to execution of this agreement was when given true accurate and complete in all material respects and there is no fact or matter which has not been disclosed in writing which renders any such information or documents untrue or misleading at the date of this agreement or which on the basis of the utmost good faith ought to be disclosed to an intending purchaser of the Shares

21.4 The Vendors have not procured or permitted any act or omission prior to Completion which would render untrue or inaccurate as at Completion [the Disclosure Letter or] any Warranties


21.5 There are fully and accurately disclosed in the Disclosure Letter all matters which:

       21.5:1 are necessary to qualify the statements set out in this schedule in order for such statements when so qualified to be fair accurate and not misleading

       21.5:2 which might materially and adversely affect the future value of the Shares

       21.5:3 which would otherwise materially affect the decision of a purchaser to purchase the Shares on the terms of this agreement

21.6 References in the preceding paragraphs of this schedule to 'the Company' shall be construed as a reference to the Company and each Group Company to the intent that each of the foregoing paragraphs of this schedule shall have effect as if in relation to each Group Company the respective name of that Group Company was substituted for references to 'the Company'



                                   SCHEDULE 7

                               Pension Provisions


To be included in the Disclosure Letter



                                   SCHEDULE 8

                          Environmental Authorisations


To be included in the Disclosure Letter



                                   SCHEDULE 9

                        Vendors' Protection provisions

1. The liability of the Vendors in relation to the Vendors' Warranties shall cease on the nine month anniversary of the Completion Date save as regards any alleged specific breach of which notice in writing (containing details of the event or circumstance giving rise to the breach the basis upon which the Purchaser is making a claim against the Vendors and the total amount of liability which results) has been given to the Vendors prior to that anniversary.

2. The Vendors shall not be liable for any Warranty Claim unless their aggregate liability (or what would be their liability apart from this paragraph) exceeds L.100,000.

3. The total liability of the Vendors under the Vendors' Warranties and the Deed of Indemnity shall not in any event exceed the cash consideration paid under clause 5.1.1(a).

4. In the event of any Warranty Claim being established the Vendors shall be entitled to set off against the amount of any depletion in or reduction in the value of the assets of the Company giving rise to the Claim the amount by which (after adjustment where appropriate for Taxation in respect of revenue items) the position of the Company (taken as a whole) in respect of any other matter is established to be better than as warranted (after adjustments where appropriate for Taxation).

5. If the Purchaser and the Company or any of them are entitled to make a claim in respect of any act event or default both under the Vendors' Warranties and under the Deed of Indemnity the claim shall be made first under the Vendors' Warranties and any amount payable to the Purchaser or the Company under the Deed of Indemnity shall be reduced to the extent of the claim.


Signed by the said

EXECUTED AND DELIVERED as a Deed    )
by the said RON IAN KLIENE          )      /s/ RON IAN KLIENE
in the presence of:-                )

Witness:      Julie Peck
Address:      55 Headlands
              Kettering
              Northants
Occupation: Solicitor

EXECUTED AND DELIVERED as a Deed    )
by the said JOY YVONNE KLIENE       )      /s/ JOY YVONNE KLIENE
in the presence of:-                )

Witness:      Julie Peck
Address:      55 Headlands
              Kettering
              Northants
Occupation: Solicitor

EXECUTED AND DELIVERED as a Deed    )
by the said JOHN STUART KLIENE      )      /s/ JOHN STUART KLIENE
in the presence of:-                )

Witness:      Julie Peck
Address:      55 Headlands
              Kettering
              Northants
Occupation: Solicitor

EXECUTED AND DELIVERED as a Deed    )
by the said VALERIE EVELYN KLIENE   )      /s/ VALERIE EVELYN KLIENE
in the presence of:-                )

Witness:      Julie Peck
Address:      55 Headlands
              Kettering
              Northants
Occupation: Solicitor

EXECUTED AND DELIVERED as a Deed    )
by the said TREVOR RICHARD BROWN    )      /s/ TREVOR RICHARD BROWN
in the presence of:-                )

Witness:      Julie Peck
Address:      55 Headlands
              Kettering
              Northants
Occupation: Solicitor

EXECUTED AND DELIVERED as a Deed    )
by the said JENNIFER ANN BROWN      )      /s/ JENNIFER ANN BROWN
in the presence of:-                )

Witness:      Julie Peck
Address:      55 Headlands
              Kettering
              Northants
Occupation: Solicitor
                                           )
EXECUTED AND DELIVERED as a Deed           )    /s/ R. KLIENE
by the said ROTEC CHEMICALS LIMITED        )    /s/ J. KLIENE
acting by a Director and the Secretary     )
or two Directors
                            R. Kliene
Director
Director/Secretary          J. Kliene


EXECUTED AND DELIVERED as a Deed           )
by ASHER OSCAR PACHOLDER                   )    /s/ ASHER OSCAR PACHOLDER
duly authorised signature of the said      )
ICO INC